SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          August 15, 2006
                          Date of Report
                (Date of Earliest Event Reported)

                   G/O Business Solutions, Inc.
      (Exact Name of Registrant as Specified in its Charter)

        Colorado               000-24688             76-0025986
        --------               ---------             ----------
    (State or other           (Commission          (IRS Employer
     Jurisdiction)              File No.)             I.D. No.)


                         18205 Burkhardt
                       Tomball, Texas 77377
             (Address of Principal Executive Offices)

                          (281) 290-6655
                 (Registrant's Telephone Number)

                               N/A
   (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))



                         Explanatory Note

On March 30, 2006, we filed a Form 10KSB for the fiscal year ended December 31, 2005 (amended by a filing of a Form 10-KSB/A filed August 1, 2006), which reflects solely our business, which was inactive for the 2005 year ("2005 10-KSB").

On May 11, 2005 we filed a Form 10-QSB for the quarter ended March 31, 2006 which was amended by filing a Form 10-QSB/A filed May 12, 2006 ("March 31, 2006 10-QSB").

On August 1, 2006 we filed a Form 10-QSB for the quarter ended June 30, 2006 which was amended by filing a Form 10-QSB/A also in August 1, 2008 (the "June 30, 2006 10-QSB").

On June 26, 2006 we filed a Form 8-K disclosing the letter of intent to enter into a reorganization transaction with SH Celera Capital Corporation (the "June 26 2006 8-K").

On July 7, 2006, we filed a Form 8-K disclosing the resignation of Michael Caswell as a director and officer of our Company (the "July 7, 2006 8-K").

On August 9, 2006, we filed a Form 8-K disclosing the filing of Amended and Restated Articles of Incorporation with the Secretary of State of Delaware, thereby changing our name from G/O International, Inc. to G/O Business Solutions, Inc." and reverse splitting our shares effective August 15, 2006, in the ratio of 1 for 2. (the "August 9, 2006 8-K").

On August 15, 2006 we completed the Reorganization Transaction with SH Celera Capital Corporation upon the terms as previously disclosed in the June 26, 2006 Form 8-K and as more fully set forth herein. This 8-K is filed in compliance with Securities and Exchange Commission Release No. 33-8587 and includes disclosure items required under Form 8-K as follows:

Section 1-Item 1.01 Entry into a Material Definitive Agreement; Section 2-
Item 2.01 Completion of Acquisition or Disposition of Assets; Section 3-Item
3.02 Unregistered Sale of Equity Securities; Section 5-Item 5.01 Changes in Control of Registrant; Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; and Section 5-Item 5.06 Change in Shell Company Status. These items are set forth herein below.

In our Form 10KSB for the fiscal year ended December 31, 2005, we reported that we were a "shell company." Accordingly, as a result of the Reorganization Transaction which resulted in a change of control, in compliance with Item 501(a)(8) of Form 8-K, we have included in this 8-K the information that would be required if we were filing a general form of registration of our securities on Form 10-SB under the reporting requirements of Section 13 of the Exchange Act reflecting information regarding us and our securities upon consummation of the Reorganization Transaction. Our 2005 10-KSB, March 31, 2006 10-QSB and June 30, 2006 10-QSB contain our Financial Information through June 30, 2006 and we have included in this Form 8-K, a pro forma balance sheet as of March 15, 2006, and as of June 30, 2006, reflecting the Reorganization Transaction. We have also included in this Form 8-K financial information of SH Celera Capital Corporation including audited financial statements from inception through March 15, 2006, and unaudited financial statements for the period from inception through June 30, 2006.

Item 101 Entry into a Material Definitive Agreement

(a) As previously reported in the June 26, 2006 8-K, which is incorporated herein by reference, we entered into a letter of intent to enter into a reorganization transaction with SH Celera Capital Corporation, a Maryland corporation (Reorganization Transaction"), that is engaged in, among other activities, providing business consulting services to client companies engaged in various industries and at various stages of development ("SH Celera"). On July 26, 2006 we entered into the definitive Reorganization Plan and Agreement with SH Celera Capital respecting the Reorganization Transaction, the closing of which is subject to the fulfillment of certain conditions including the filing of this Form 8-K. The following are the principal terms of the Reorganization Plan and Agreement:

(b) Pursuant to the Reorganization Plan and Agreement, we either have or will:

     (1) filed Amended and Restated Articles of Incorporation thereby changing our name from G/O International, Inc. to "G/O Business Solutions,
     Inc.", which became effective on or about August 1, 2006. A copy of our Amended and Restated Articles of Incorporation has been filed as
     Exhibit 3.1 to this Form 8-K. See Item 9.01 Exhibit 3.1;

     (2) reverse split, effective August 15, 2006, our outstanding 8,650,372 shares of $0.01 par value per share common stock in the ratio of 1 for 2, resulting in a total of 4,325,186 shares of our common stock, $0.01 par value per share being outstanding, post-split;

     (3) issue a total of 17,300,744 post-split shares of our $0.01 par value per share common stock to SH Celera resulting in SH Celera owning 80% of our issued and outstanding shares of $0.01 par value per share common stock;

     (4) entered into a Facilities Administration and Operating Services Agreement with SH Celera pursuant to which SH Celera has undertaken to provide all facilities, administration and operating services necessary for us to conduct a fee based business consulting practice under our trade name "G/O Business Solutions, Inc." Further discussion regarding the Facilities Administration and Operating Services Agreement is set forth in the paragraph "Organization and Business-Facilities Administration and Operating Services Agreement" herein below and a copy of the Facilities Administration and Operating Services Agreement has been filed as Exhibit 10.1 to this Form 8-K. See Item 9.01 Exhibit 10.1;

     (5) undertaken to engage in providing fee based business consulting services to company clients through the support provided by SH Celera under the Facilities Administration and Operating Services Agreement. Further discussion regarding the fee based business consulting business in which we intend to engage is set forth in the paragraph "Organization and Business-Consulting Services" herein below;

     (6) Appointed Mr. George Jarkesy, to fill the vacancy created by the resignation of Michael Caswell, who resigned as a member of our board of directors and as an officer on July 5, 2006. Mr. Jarkesy will serve as a member of our board of directors until the next election of directors and as our chairman and chief executive officer. In connection therewith, we executed and delivered an indemnification agreement thereby agreeing to indemnify Mr. Jarkesy in the event certain proceedings are threatened or commenced against Mr. Jarkesy. Information regarding Mr. Jarkesy and a discussion regarding the Indemnification of our directors and officers is set forth in the paragraphs "Directors, Executive Officers, Promoters, Control Persons, Compliance with Section 16(a) of the Exchange Act" and
     "Indemnification of Directors and Officers and SH Celera," herein below, and a copy of the form of the Indemnification Agreement executed and delivered to Mr. Jarkesy has been filed as Exhibit 10.5 to this Form 8-K. See Item 9.01 Exhibit 10.5;

     (7) transferred to SH Celera, a total of 356,999 shares of Waterbury Resources Ltd., which constitutes the balance of our interest in Waterbury Resources, Ltd;

     (8) entered into the Mutual Undertaking Agreement pursuant to which we undertook to raise additional equity capital of not less than $2,500,000 and up to $5,000,000 through the sale of a newly created class of our shares of preferred stock (the "Contemplated Financing"). Further discussion regarding the Contemplated Financing is set forth in the paragraph "Management Discussion and Analysis of Financial Condition and Results of Operations-Future Funding" herein below and a copy of the Mutual Undertaking Agreement has been filed as Exhibit 10.2 to this Form 8-K. See Item 9.01 Exhibit 10.2;

     (9) entered into the Agreement to Assume Debt and Release, Waiver and Novation Agreement pursuant to which SH Celera agreed to assume up to $65,000 or our outstanding liabilities. A copy of the Agreement to Assume Debt and Release, Waiver and Novation Agreement has been filed as Exhibit 10.3 to this Form 8-K. See Item 9.01 Exhibit 10.3;

     (10) entered into Assignment, Assumption and Confirmation Agreements with SH Celera and two of its client companies pursuant to which we received the assignment of all rights under the certain retainer agreements between SH Celera and such client companies ("Assigned Retainer Agreements") and assumed the obligation to perform the services required thereunder for the consideration payable thereunder. Further discussion regarding the Assignment, Assumption and Confirmation Agreements and the Assigned Retainer Agreements is set forth in the paragraphs "Management Discussion and Analysis of Financial Condition and Results of Operations-Contractual Obligations," herein below, and a copy of each of the Assignment, Assumption and Confirmation Agreements has been filed as Exhibits 10.4(a) and 10.4(b) to this Form 8-K, See Item 9.01 Exhibits 10.4(a) and 10.4(b); and

     (11) received a capital contribution of $50,000 from SH Celera to be used for working capital.

Each of the actions taken in connection with the Reorganization Transaction were completed by our board of directors without first obtaining stockholder approval based upon authority granted the our directors by the stockholders in the Shareholders Meeting dated September 8, 2003 pursuant to the definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on August 21, 2003 which by this reference is incorporated herein, pursuant to which the stockholders approved amending our Articles of Incorporation, as follows: (i) eliminating the recitation of numerous specific powers of the Company in favor of a statement that the Company can engage in any lawful business for which corporations are organized under the Colorado Corporation and Association Act (the "Colorado Law"); (ii) eliminating classes of common stock and increasing our authorized shares from 20,000,000 shares of common stock to 55,000,000 authorized shares, 50,000,000 of which are common and 5,000,000 of which are preferred;
(iii) allowing the Company to take action by the written consent of less than all of the stockholders without a meeting, provided the requisite number of votes necessary to effect the particular action have voted in favor of the particular action in accordance with Colorado Law; (iv) codifying the Colorado Law regarding the right of our Company to indemnify and hold directors, executive officers and others harmless from certain liabilities for actions taken on behalf of our Company; (v) allowing the Board of Directors the authority to effect re-capitalizations in the form of forward and reverse splits of our outstanding securities without stockholder approval; and (vi) allowing our Board of Directors to change the name of our Company without stockholder approval.

(c) pursuant to the Reorganization Plan and Agreement, SH Celera:

     (1) assumed up to $65,000 of our outstanding debt pursuant to the Agreement to Assume Debt and Release, Waiver and Novation Agreement discussed in the paragraph "Management Discussion and Analysis of Financial Condition and Results of Operations" and attached to this Form 8-K as Exhibit 10.3. See Item 9.01 Exhibit 10.3;

     (2) contributed to us $50,000 for use as working capital;

     (3) entered into the Mutual Undertaking Agreement pursuant to which it undertook to issue to us a total of 486,053 shares of its $0.001 par value per share common stock upon fulfillment of the following conditions: (a) we shall have a net worth of not less than $2,500,000,
     (ii) SH Celera shall have: (a) registered its shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "34 Act"); (b) taken such steps as required to qualify its shares of common stock as "Covered Securities" as defined in
     Section 18 of the Securities Act of 1933, as amended (the "33 Act") and (c) registered its shares of common stock issuable to us in the Reorganization Transaction for distribution to our stockholders, determined at the time of the Closing of the Reorganization Transaction, pursuant to the 33 Act. Further discussion regarding SH Celera's commitment to issue its shares to us for further distribution to our stockholders is set forth in paragraph Management Discussion and Analysis of Financial Condition and Results of Operations-Distribution Policy herein below and a copy of the Mutual Undertaking Agreement has been filed as Exhibit 10.2 to this Form 8-K. See Item 9.01 Exhibit 10.2;

     (4) entered into Assignment, Assumption and Confirmation Agreements pursuant to which it assigned to us all of its rights under the Assigned Retainer Agreements and we assumed the obligation to perform the services required thereunder for the consideration payable thereunder. Further discussion regarding the Assignment, Assumption and Confirmation Agreements and the Assigned Retainer Agreements is set forth in the paragraphs "Management Discussion and Analysis of Financial Condition and Results of Operations-Contractual Obligations" and herein below and a copy of the Assignment, Assumption and Confirmation Agreements has been filed as Exhibits 10.4(a) and 10.4(b) to this Form 8-K, See Item 9.01 Exhibits 10.4(a) and 10.4(b); and

     (5) entered into a Facilities Administration and Operating Services Agreement ("FA&OS Agreement") thereby agreeing to provide us with the facilities, administration and operating services necessary for us to conduct a fee based business consulting practice under our trade name "G/O Business Solutions, Inc." Further discussion regarding the Facilities Administration and Operating Services Agreement is set forth in the paragraph "Organization and Business-Facilities Administration and Operating Services Agreement" herein below and a copy of the Facilities Administration and Operating Services Agreement has been filed as Exhibit 10.1 to this Form 8-K. See Item 9.01 Exhibit 10.1.

As of the closing of the Reorganization Transaction, and including our currently outstanding shares on a post split basis, there are 21,625,930 post-Reorganization Transaction, outstanding shares of our common stock, $0.01 par value per share.

The foregoing description of the various documents executed in connection with the Reorganization Transaction and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the various documents filed herewith as Exhibits. See Item 9.01 Exhibits 10.1, 10.2, 10.3, 10.4(a), 10.4(b), and 10.5.

A copy of the Reorganization Plan and Agreement, including all material exhibits and related instruments as described above, is filed as Exhibit 2.1 to this Form 8-K; the foregoing summary is modified in its entirety by such Reorganization Plan and Agreement and each of the referenced exhibits and related instruments. See Item 9.01, Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

     (a)  See Item 1.01 above.

     (b) we completed the disposition of assets in the Reorganization Transaction through the transfer to SH Celera of the 356,999 ordinary shares of Waterbury Resources, Ltd., which constituted substantially all of our assets at the time of transfer.

     (c) we have completed the acquisition of assets in the Reorganization Transaction through SH Celera's:

          (i) contribution of a total of $50,000 in capital for our use as working capital;

          (ii) assignment of its rights under the Assigned Retainer Agreements including the right to receive payments thereunder. Copies of the Assignment, Assumption and Confirmation Agreements have been filed as Exhibits 10.4(a) and 10.4(b) to this Form 8-K. See Item 9.01 Exhibits
          10.4(a) and 10.4(b);

          (iii) undertaking in the Mutual Undertaking Agreement, executed in connection with the Reorganization Transaction, to issue to us a total of 486,053 shares of its $0.001 par value per share common stock upon fulfillment of the following conditions: (a) we shall have a net worth of not less than $2,500,000, (ii) SH Celera shall have: (a) registered in shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "34
          Act"); (b) taken such steps as required to qualify its shares of common stock as "Covered Securities" as defined in Section 18 of the Securities Act of 1933, as amended
          (the "33 Act") and (c) registered its shares of common stock for distribution to our stockholders, determined at the time of the Closing of the Reorganization Transaction, pursuant to the 33 Act. Further discussion regarding SH
          Celera's commitment to issue its shares to us for further distribution to our stockholders is set forth in the paragraph "Management Discussion and Analysis of Financial Condition and Results of Operations-Distribution Policy" herein below and a copy of the Mutual Undertaking Agreement has been filed as Exhibit 10.2 to this Form 8-K. See Item
          9.01 Exhibit 10.2;

     (d) All of the above listed transactions are significant given the limited resources we possessed at the time of the Reorganization Transaction.


Item 3.02 Unregistered Sales of Equity Securities

     (a)  See Items 1.01 and 2.01

     (b) In connection with the Reorganization Transaction, we will issue to SH Celera a total of 17,300,744 post-split shares of our $0.01 par value per share common stock resulting in SH Celera owning 80% of our issued and outstanding shares of $0.01 par value per share common stock.


     (c) The source of the consideration used by SH Celera to acquire their interests in our Company was:

          (1) the assumption of up to $65,000 our outstanding debt as outlined in Item 1.01(c)(1) above.

          (2) the contribution of $50,000 in equity capital to be used as working capital as outlined in Item 1.01(c)(2) above.

          (3) the undertaking to issue to us, for further distribution to our stockholders, determined as of the date of closing of the Reorganization Transaction, 486,053 share of SH Celera's $0.001 par value per share common stock, upon the fulfillment of certain conditions, as outlined in Item 1.01(c)(3) above.

          (4) the assignment of all of SH Celera's rights in the Assigned Retainer Agreements, as outlined in Item 1.01(c)(4) above.

          (5) the mutual execution and delivery of the FA&OS Agreement, thereby agreeing to provide us with the facilities, administration and operating services necessary for us to conduct a fee based business consulting practice under our trade name "G/O Business Solutions, Inc," as outlined in Item 1.01(c)(5) above.


Item 5.01 Changes in Control of Registrant

(a) See Items 1.01, 2.01 and 3.02 above.

(b) Pursuant to the Reorganization Plan and Agreement and by virtue of the percentage of our common stock acquired by SH Celera under the Reorganization Plan and Agreement, the Reorganization Transaction is deemed to have involved a "change of control" of our Company.

The source of the consideration used by SH Celera to acquire their interests in our Company was:

     (1) the assumption of up to $65,000 our outstanding debt as outlined in Item 1.01(c)(1) above.

     (2) the contribution of $50,000 in equity capital to be used as working capital as outlined in Item 1.01(c)(2) above.

     (3) the undertaking to issue to us for further distribution to our stockholders, determined as of the date of closing of the Reorganization Transaction, 486,053 share of SH Celera's $0.001 par value per share common stock, upon the fulfillment of certain conditions, as outlined in Item 1.01(c)(3) above.

     (4) the assignment of all of SH Celera's rights in the Assigned Retainer Agreements, as outlined in Item 1.01(c)(4) above.

     (5) the mutual execution and delivery of the FA&OS Agreement, thereby agreeing to provide us with the facilities, administration and operating services necessary for us to conduct a fee based business consulting practice under our trade name "G/O Business Solutions, Inc," as outlined in Item 1.01(c)(5) above.

In addition to the "control" acquired through the acquisition of our shares of common stock by SH Celera, pursuant to the terms of the Reorganization Plan and Agreement, Mr. George Jarkesy, the President and Chief Operating Officer of SH Celera, was appointed as a member of our board of directors, to fill the vacancy created by the resignation of Michael Caswell, who resigned as a member of our board of directors and as an officer on July 5, 2006. Mr. Jarkesy will serve as a member of our board of directors until the next election of directors and as our chairman and chief executive officer. See "Directors, Executive Officers, Promoters, Control Persons, Compliance with
Section 16(a) of the Exchange Act," herein below.

To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock prior to the closing of the Reorganization Transaction, and the shareholdings of the then members of our management, such computations being based upon the 8,650,372 pre-split shares of our common stock that were then outstanding:

Michael Caswell
3637 W. Alabama          Stockholder                       220,000*     2.54%
Houston Texas 77027      Director

David M. Klausmeyer
10878 Westheimer, #178   Stockholder (3)                    21,000        .24%
Houston, Texas 77042

Sand Hills General
Partners, LLC
18205 Burkhardt          Stockholder (1)(2)(4)           6,400,000      75%
Tomball, Texas 77377

Sand Hills Partners
18205 Burkhardt
Tomball, Texas 77377     Stockholder                     6,400,000      75%

John Ellis               Stockholder,
41 E Broadway            Director and Chairman
Irvington, New York      Of SH Celera                    6,400,000      75%

George Jarkesy           Stockholder, Director, Chairman
18205 Burkhardt          and Chief Executive Officer
Tomball, Texas 77377                                     6,400,000      75%
                         President and Chief
                         Operating Officer SH Celera

David Strawn             Stockholder
2225 Barham Dr. Suite B  Director and Chief
Escondido, California    Executive Officer of
92029                    SH Celera                       6,400,000      75%

Brian Rodriguez          Director, President
2202 Bluebonnet Dr.
Richardson, Texas 75082  Chief Financial Officer,          100,000       1.1%
                         Chief Valuation Officer
                         and Treasurer of SH Celera

All officers and Directors                                 320,000       3.6%

*30,000 of these shares are held in the name of M.L. Caswell Investments, which is a "doing business as" name of Mr. Caswell.

Changes in Control.

Mr. David Klausmeyer, in connection with the sale of his interest in Sand Hills General Partners, received the promissory note of Sand Hills Partners, LLC in the principal amount of $1,500,000 that is secured by a pledge of 100% of Sand Hills Partners, L.L.C.'s interest in and to Sand Hills General Partners, which owns a total of 6,400,000 pre-split shares or 75% of our outstanding shares of common stock. Such Note is further secured by a guaranty and pledge of such shares by Sand Hills General Partners. See our 8-K Current Report dated February 28, 2006, which is incorporated herein by this reference. See Part III, Item 13. In the event of a default in the payment of this Promissory Note to Mr. Klausmeyer, a change in control of our Company could occur. See Part III, Item 11.

To the knowledge of our Company's management, there are no additional present arrangements or pledges of our Company's securities which may result in a change in control of our Company.

To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock following the closing of the Reorganization Transaction, and the share holdings of the new members of our management, such computations being based upon the 21,625,930 post-split shares of our common stock that are or will be outstanding following the closing of the Reorganization Transaction:

Name and Address              Position              Amount and    Percent of
of Beneficial Owner                                 Nature of     Class Owned
                                                    Beneficial
                                                    Owner
SH Celera Capital Corporation
14360 Sylvanfield Dr
Houston, Texas 77014          Stockholder (1)(2)(4)  17,300,744         80%
David M. Klausmeyer
10878 Westheimer, #178
Houston, Texas 77042          Stockholder (3)            10,500         .0005%

Sand Hills General
Partners, LLC
18205 Burkhardt
Tomball, Texas 77377          Stockholder (1)(2)(4)  20,500,744         94.2%

Sand Hills Partners
18205 Burkhardt
Tomball, Texas 77377          Stockholder(1)(2)(4)   20,500,744         94.2%

John Ellis                    Stockholder(1)(2)(4),
41 E Broadway                 Director and Chairman
Irvington, New York           of SH Celera           20,500,744         94.2%

George Jarkesy                Stockholder, Director
18205 Burkhardt               Chairman and CEO(1)(2)(4)
Tomball, Texas 77377
                              President and COO
                              SH Celera              20,500,744         94.2%

David Strawn                  Stockholder(1)(2)(4)
2225 Barham Dr. Suite B
Escondido, California 92029   Director and CEO
                              of SH Celera           20,500,744         94.2%

Brian Rodriguez               Director, President
2202 Bluebonnet Dr.
Richardson, Texas 75082       Chief Financial
                              Officer, Chief
                              Valuation Officer
                              and Treasurer of SH
                              Celera                    100,000          .47%

All officers and Directors
(1)(2)(4)                                            20,500,744         94.2%

(1) In addition to the 17,300,744 post-split share of our common stock to be issued to SH Celera in the Reorganization Transaction, SH Celera has indirect control over a total of 3,200,000 post-split shares of our common stock based on the fact that Sand Hills Partners, LLC, a Delaware Limited Liability ("SHP"), that is owned equally by Messrs Ellis, Jarkesy and Strawn, controls 3,200,000 post-split shares of our common stock through its ownership of Sand Hills General Partners, a Texas general partnership ("SHGP"), which owns a total of 3,200,000 post-split share of our common stock.

(2) In addition to the 3,200,000 post-split shares of our common stock held by SHGP, that are controlled by SHP through its ownership of SHGP, SHP owns 89% interest in SH Celera, which provides SHP and its members with the voting control over 100% of the 17,300,744 post-split shares to be issued to SH Celera in the Reorganization Transaction. Messrs. Ellis, Jarkesy and Strawn are the members and equal owners of SHP. Additionally Mr. Ellis serves as SH Celera's Chairman, Mr. Strawn serves as its Chief Executive Officer and Mr. Jarkesy serves as its President and Chief Operating Officer. Accordingly a total of 20,500,744 or 94.2% of the currently issued and outstanding shares are controlled by SHP and its members, John Ellis, George Jarkesy and David Strawn.

(3) David M. Klausmeyer is a former partner of Sand Hills General Partners who has as security for a $1,500,000 Promissory Note of Sand Hill Partners all of the 3,200,000 post-split shares of our company that is owned by Sand Hills General Partners.

(4) SHGP, SH Celera and David Klausmeyer each have direct investment and voting power with regard to the securities listed opposite its or his name. However, as noted, SH Celera is controlled by Sand Hills Partners, LLC, which also controls SHGP, which together, possess control over 20,500,744 shares of our common stock

Changes in Control

Mr. David Klausmeyer, in connection with the sale of his interest in Sand Hills General Partners, received the promissory note of Sand Hills Partners, LLC in the principal amount of $1,500,000 (the "Promissory Note") that is secured by a pledge of 100% of Sand Hills Partners, L.L.C.'s interest in and to Sand Hills General Partners, which owns a total of 3,200,000 post-split shares or 15% of our 21,625,930 post-split issued and outstanding shares of common stock. Such Note is further secured by a guaranty and pledge of such shares owned by Sand Hills General Partners. See our 8-K Current Report dated February 28, 2006, which is incorporated herein by this reference. See Part III, Item 13. In the event of a default in the payment of this Promissory Note to Mr. Klausmeyer, a change in control of our Company could occur. See
Part III, Item 11.

To the knowledge of our Company's management, there are no additional present arrangements or pledges of our Company's securities which may result in a change in control of our Company.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

       (a) See Items 1.01, 2.01 and 5.01 above.

       (b) Michael Caswell resigned as a director and officer of the Company on July 5, 2006. The vacancy resulting from Mr. Caswell's resignation was filled by the appointment of Mr. George Jarkesy, who was also appointed as our Chairman and Chief Executive Officer. Mr. Jarkesy will service as a director until his successor is elected and qualified or until his resignation or termination.


Item 5.03 Amendments to Articles of Incorporation, Bylaws, Change of Fiscal
Year

Pursuant to the Reorganization Plan and Agreement, we have amended our Articles of Incorporation to change our name from "G/O International, Inc." to "G/O Business Solutions, Inc." Such Amended and Restated Articles of Incorporation were filed on August 1, 2006. A copy of our Amended and Restated Articles of Incorporation are attached to this Form 8-K as Exhibit
3.1. See Item 9.01 Exhibit 3.1

Such Amendment and Restatement of our Articles was undertaken pursuant to authority granted our board of directors in the stockholders meeting dated September 28, 2003 pursuant to a Proxy Statement under Section 14(a) of the Securities Exchange Act of 1934, that was filed with the SEC on August 21, 2003, which by this reference is incorporated herein ("September 28, 2003 Proxy Statement").


Item 5.06 Change in Shell Company Status

In our Form 10KSB for the fiscal year ended December 31, 2005, we reported that we were a "shell company" as defined in Rule 12b-2 under the Exchange Act. We believe that, as a result of the Reorganization Transaction, including the assignment of the Assigned Retainer Agreements, the execution and delivery of the Facilities Administration and Operating Services Agreement, and our engaging in the business of providing the Consulting Services, we are not longer a "shell company" as defined in Rule 12b-2 under the Exchange Act.

The material terms of the Reorganization Transaction resulting in our change of status from a "shell company" are set forth in Item 1.01, 2.01, 3.01 and
5.01 herein above.

Accordingly, as a result of the Reorganization Transaction, which resulted in a change of control, in compliance with Item 501(a)(8) of Form 8-K, we have included in this 8-K, the information that follows which is information that would be required if we were filing a general form of registration of our securities on Form 10-SB under the reporting requirements of Section 13 of the Exchange Act reflecting information regarding us and our securities upon consummation of the Reorganization Transaction including a pro forma balance sheet as of March 15, 2006. Due to the material relationship between our Company and SH Celera Capital Corporation, we have also included in this Form 8-K financial information of SH Celera Capital Corporation including audited financial statements from inception through March 15, 2006, and unaudited financial statements for the period from inception through June 30, 2006.





                    ORGANIZATION AND BUSINESS


Our Prior Business

Since the termination of our limited business operations conducted through our then majority owned subsidiary, Waterbury Resources, Ltd., a corporation organized under the laws of the Cayman Islands, BWI ("Waterbury"), we have had no business operations. As a result of the Restructure of the Waterbury Debt disclosed on our Form 8-K filed March 24, 2006 and the transfer of the 356,999 shares of Waterbury to SH Celera in the Reorganization Transaction, we no longer own any shares of Waterbury. See Item 1.01 above.

For any historical information regarding the Company under any caption that is not included below, please see: our 2005 10-KSB, duly filed with the Securities and Exchange Commission on March 30,, 2006 and amended by filing of a 10-KSB/A on August 1, 2006 (our "2005 10-KSB"); our 8-K respecting the Restructure of the Waterbury Debt filed March 24, 2006 (the "March 24, 2006 8-K"); our 10-QSB Quarterly Report for the quarter ended March 31, 2005, duly filed with the Securities and Exchange Commission on May 11, 2006 and amended by filing of a 10-QSB/A on May 12, 2006 (the "March 31 10-QSB") our 10-QSB Quarterly Report for the quarter ended June 30, 2006, duly filed with the Securities and Exchange Commission on August 1, 2006, and amended by filing of a 10-QSB/A on August 1, 2006 (our "June 30, 2006 10-QSB"); our 8-K, duly filed with the Securities and Exchange Commission on June 26, 2006 respecting the letter of intent to enter into a reorganization transaction with SH Celera Capital Corporation (the "June 26, 2006 8-K"), our 8-K, duly filed with the Securities and Exchange Commission on July 7, 2006, respecting the resignation of Michael Caswell as a member of our board of directors and as an officer (the "July 7, 2006 8-K"), our 8-K, duly filed with the Securities and Exchange Commission on August 9, 2006, respecting filing of our Amended and Restated Articles of Incorporation, changing our name to G/O Business Solutions, Inc. (the "August 9, 2006 8-K"), all of which are incorporated herein by reference. See Item 9.01.

Our New Business

Pursuant to the Reorganization Transaction, we have contracted with SH Celera, which, as a result of the Reorganization Transaction, is the owner of 80% of our issued and outstanding shares of common stock, to provide fee based consulting, advisory and outsource services to companies engaged in various industries and at various stages of development. The services to be provided will include:

  *       Consulting regarding Corporate Development Issues;
  *       Consulting regarding Merger and Acquisition Plan Development and
          Procedures;
  * Consulting regarding Market Divestiture and Special Situations Planning and Procedures;
  * Consulting regarding Growth Strategies and Logistics Planning, Development and Procedures;
  *       Consulting regarding Succession Planning;

The foregoing services are hereinafter referred to collectively as the "Consulting Services."

The Consulting Services will be conducted, initially through the resources provided by SH Celera pursuant to the Facilities Administration and Operating Services Agreement. See "The Facilities Administration and Operating
Services Agreement," herein below.

In addition, as opportunities arise, if we have sufficient resources, we will seek to acquire companies engaged in providing business development and financial services and products.

The Facilities Administration and Operating Services Agreement

The FA&OS Agreement is filed as Exhibit 10.1 to this Form 8-K ("FA&OS Agreement"). The following description of the FA&OS Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Facilities Administration and Operating Services Agreement filed herewith as Exhibit 10.1. See Item 9.01
Exhibit 10.1.

Given our limited resources, in connection with the Reorganization Transaction, we have entered into a FA&OS Agreement ("FA&OS Agreement") with SH Celera pursuant to which SH Celera, the owner of 80% of our issued and outstanding shares of common stock, has agreed to provide the facilities, the administration and the ongoing provision of the Consulting Services to our clients. Pursuant to the FA&OS Agreement, SH Celera provides:

Facilities, including all office space, staff, communications and computing systems necessary to provide the Consulting Services. See "Office and Facilities" herein below.

Administration, including all internal administrative tasks necessary to provide the Consulting Services including scheduling, conferencing, bookkeeping, filing, contract processing, accounts receivable and payables, SEC reporting and compliance, human resources. See "Administration of the Business of Providing the Consulting Services," herein below.

Fee Based Consulting Services, including those direct services necessary to provide our clients the Consulting Services. See "The Consulting Services" herein below.

Terms of the FA&OS Agreement

       Payments and Compensation

A. Fixed Fees. Pursuant the FA&OS Agreement, SH Celera accrues a monthly fixed fee of $10,000 in connection with the provision of the Facilities and the Administrative Services they provide us, which are paid first out of any cash fees earned in connection with the provision of the Consulting Services. When funds are not available for the payment of such fixed fees, such fees accrue and are paid on a first in first out basis, when funds become available, before any distributions are made to us.

B. Reimbursement of SH Celera's Staff Charges. In addition to the Fixed Fees, we are responsible for the monthly payment of reimbursements of the following SH Celera staff (SH Celera Staff Reimbursements'):

     Brian Rodriguez     $4,166
     Dwayne Deslatte     $6,250


C. Participation in Cash Consulting Fees. Upon full payment of all accrued and currently due Fixed Fees, and deduction of the Reimbursement of SH Celera Staff Charges we split all cash fees equally with SH Celera.

D. Distribution of Non-Cash Compensation. We anticipate that, from time to time, we will accept property or shares of a client company (Non-Cash Compensation") as compensation in connection with the provision of the Consulting Services. In connection with the acceptance of any Non-Cash Compensation consisting of shares of a client company, we have agreed with SH Celera to distribute any Non-Cash Compensation to our stockholders through a dividend distribution that will be undertaken upon completion of necessary steps to lawfully distribute such Non-Cash Compensation. We have been advised by legal counsel that in order to avoid potential classification as an investment company under Section 3 of the Investment Company Act of 1940 (the "ICA") it may be necessary to complete such a dividend distribution of Non-Cash Compensation consisting of shares of a client company, pursuant to a registration under the Securities Act of 1933, as amended, which we will undertake, if required. If we are required to undertake such a registration, we will attempt to negotiate with the client company from whom we have received such Non-Cash Compensation requiring them, as a condition to our accepting such Non-Cash Compensation, to: (i) register their shares under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "34 Act"), (ii) qualify such shares as "Covered Securities" under Section 18 of the Securities Act of 1933, as amended (the "33 Act"), (iii) register such shares for distribution to our stockholders pursuant to the 33 Act, and (iv) bear all costs associated with such registration. We anticipate that, in each case, such undertakings by a client company will be set forth in the retainer agreement executed in connection with providing the Consulting Services for Non-Cash Compensation.

       Non-Solicitation, Non-Competition and Protection of Confidential Information.

     SH Celera has agreed in the Facilities Administration and Operating Services Agreement that it will not, without our permission: (i) solicit any client company for the purpose of performing any services similar to the Consulting Services performed by us or (ii) enter into or assist others in entering into any business that would offer or perform any services similar to the Consulting Services performed by us. In addition, the FA&OS Agreement contains mutual agreements regarding the protection of confidential information by us and SH Celera.

       Indemnification.

     We have agreed to indemnify and hold harmless SH Celera, its directors, officers, managers, partners, agents, employees, controlling persons, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), in connection with the performance of any of its duties or obligations under the Facilities Administrative and Operating Services Agreement and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of SH Celera's duties or obligations under the FA&OS Agreement . Such indemnification and hold harmless will not apply to any claims resulting from SH Celera's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of SH Celera's duties and obligations under the Facilities Administration and Operating Services Agreement; provided, however, that the maximum liability of SH Celera or any other Indemnified Party is limited to the total compensation paid to SH Celera under the Facilities Administration and Operating Services Agreement.

       Duration and Termination of the Facilities Administration and Operating Services Agreement.

     The FA&OS Agreement is effective for a period of two years, and thereafter continues from year to year, but only so long as such continuance is specifically approved at least annually by our Board of Directors and a majority of those members of the our Board of Directors who are not parties to the FA&OS Agreement or "interested persons;" provided, however, that the FA&OS Agreement may be sooner terminated: (i) without the payment of any penalty, by us upon vote of our Board of Directors, or by SH Celera, upon 60 days' written notice to the other party, and (ii) automatically terminate at such time as either: (a) we have raised not less than $2,500,000 in equity capital, or (b) we have accumulated cash reserves equaling not less than one year's projected required operating cash, as determined by our Board of Directors.

       Assignment of Existing Consulting Services Retainer Agreements.

In connection with the Reorganization Transaction, SH Celera has, through the Assignment, Assumption and Confirmation Agreements assigned to us all of its right, title and interest in and to the outstanding retainer agreements it has entered into with two existing client companies ("Existing Client Companies").

       Pursuant to the Assigned Retainer Agreements, we will undertake to provide the business development consulting services to each of the Existing Client Companies, as set forth in each such Assigned Retainer Agreement with the Existing Client Companies. In consideration therefore, the Existing Client Companies have agreed to pay certain ongoing cash fees and certain share compensation, as set forth in "Managements Discussion and Analysis of Financial Condition and Results of Operations." See "Managements Discussion and Analysis of Financial Condition and Results of Operations."



       Share Compensation

       Each of the Existing Client Companies has agreed to deliver, as share compensation, that number of shares of its common stock equal to 5% of each client company's issued and outstanding shares of common stock determined at the Effective Date of the registration of such shares under the Securities Act of 1933, as amended (the "33 Act"), on a fully diluted basis, including any additional shares of such client company's common stock that may be issued pursuant to the registration of such shares under the 33 Act or thereafter pursuant to any rights existing at the effective date of the registration of such shares under the 33 Act.

       In connection with the payment of the Share Compensation, each of the Existing Client Companies, has executed and delivered an agreement pursuant to which it has undertaken to: (1) register its shares under Section 13 of the Exchange Act, (2) raise sufficient capital so as to qualify for listing on an exchange that would qualify its shares as "Covered Securities," as defined in Section 18 of the Securities Act, (3) prepare and file a listing application with an exchange that would qualify its shares as "Covered Securities," as defined in Section 18 of the Securities Act; and (4) register the shares issuable as Share Compensation pursuant to the Securities Act for distribution to our stockholders, determined by our board of directors immediately prior to the effective date of the Securities Act registration ("Client Undertaking Agreements").

       There can be no assurance that these Existing Client Companies will be successful in any of the foregoing steps necessary to distribute the shares comprising the Share Compensation to our stockholders.

       The Client Undertaking Agreements executed by each of the Existing Client Companies contain certain liquidated damages, payable to us, in the event that certain conditions are not timely met.


The Assignment, Assumption and Confirmation Agreements respecting each Existing Client Company are filed as Exhibits 10.4(a) and 10.4(b) to this Form 8-K. The foregoing description of the Assignment, Assumption and Confirmation Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Assignment, Assumption and Confirmation Agreements filed herewith as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b). The Client Undertaking Agreements are attached to the respective Assignment, Assumption and Confirmation Agreements. See Item 9.01 Exhibits 10.4(a) and 10.4(b).


SH Celera Capital Corporation-Background

SH Celera Capital Corporation ("SH Celera") is a Maryland corporation that was formed in December of 2005 by its founders to undertake locating, evaluating, selecting, capitalizing and managing investments in companies that present the opportunity, in the judgment of management, to realize, from such investment, a short to medium term (6 to 18 months) cash return on investment in excess of risk adjusted market rates, through investment selection and structures that assure a highly predictable liquidity event. In connection with it stated purpose to provide management to companies in which it may acquire interests, SH Celera's management has also undertaken, among other business activities, fee-based consulting, advisory and outsource services to companies engaged in various industries and at various stages of development. The services that the management of SH Celera provides include fee based consulting services regarding:

*    Corporate Development;
*    Merger and Acquisition Planning (M&A Planning);
*    Market Divestiture and Special Situations Consulting;
* Growth Strategies and Logistics- Review, Development and Implementation Procedures;
*    Succession Planning;

The foregoing services are hereinafter referred to collectively as the "Consulting Services"

Since the time of its formation, the founders of SH Celera have completed the following organizational steps necessary to conduct its proposed business:


     (i) completed the formation of a board of directors. See "Directors, Executive Officers, Promoters and Control Persons; Compliance with
     Section 16(a) of the Exchange Act," herein below;

     (ii) formed the requisite committees and adopted committee charters including an Audit Committee, Compensation Committee and Corporate Governance/Nomination Committee. See "Directors, Executive
     Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act," herein below;

     (iii) Adopted a Code of Ethics and Code of Business Conduct. See "Directors, Executive Officers, Promoters and Control Persons; compliance with Section 16(a) of the Exchange Act"" herein below; "

     (iv) Recruited and hired management personnel qualified to conduct its intended business, See "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act," herein below; "

     (v) Commenced development of a proprietary project processing and data storage system. See "FASTrack PPS" herein below;

     (vi) Formed and recruited members of its Industry Advisory Committees. See "Industry Advisory Committees," herein below;

     (vii) Actively undertaken to provide fee based consulting services of the nature assigned to and to be undertaken by the Company.

Pursuant to the FA&OS Agreement, the foregoing services will be performed by SH Celera on our behalf under our trade name "G/O Business Solutions, Inc." See "Organization and Business-Facilities Administration and Operating Services Agreement," herein below.

In March of 2006 SH Celera completed the offering of a total of 1,500,000 shares of its $0.001 par value per share common stock, at an offering price of $0.30 per share, for gross offering proceeds of $450,000 (the "Initial Offering"). The Initial Offering was conducted as a private placement under
Section 4(2) of the Securities Act of 1933, as amended (the "33 Act").

The decision to complete the Reorganization Transaction and to commence the business of providing the Consulting Services was made primarily to establish both us and SH Celera as a vehicle through which the we will be able to: (1) raise sufficient capital for further development of our business, (2) recruit qualified staff and management with meaningful equity participation, (3) attract potential client companies, and (4) acquire existing companies engaged primarily in providing business development and financial services and products.


The Consulting Services

Through SH Celera, its management and staff and our directors and officers, we have commenced providing Consulting Services targeted to companies in various industries and at various stages of development including.

To Entrepreneurial Start-Up Ventures-We offer expert advice to founders seeking to resolve critical issues regarding:

    *      Selection of qualified professionals;
    *      Development of intellectual property rights and strategies;
    * Development of comprehensive business and operating plans including detailed start-up pro-forma statements;
    * Development of marketing, operations, capital funding and organization strategies;
    * Development of entity structure, formation, organization and operationalization;
    * Recruitment of qualified management to fill critical management positions including CEO's, and CFO's;

To Young Established Private Growth Companies-We offer expert advice to stockholders and management seeking to drive growth through expansion or acquisition, regarding:

    *      Development of internal growth and expansion strategies;
    *      Development of acquisition strategies;
    *      Performing due diligence review of acquisition targets;
    * Preparation and management of acquisition process and transition programs;
    *      Pre-IPO due diligence preparation;

To Mature Established Private Companies-We offer expert advice to stockholders and management regarding:

    *      Development of strategies for creating stockholder liquidity;
    *      Development of spin-off, split-off or other divestiture strategies;
    *      Development of merger and acquisition strategies;
    *      Developing succession plans for private owners;
    *      Recruiting qualified senior management;
    *      Development of joint venturing and new market entry strategies;
    *      Locating and qualifying acquisition targets;
    *      Performing due diligence review of acquisition targets;

To Companies that are experiencing financial difficulties-we offer expert advice to management regarding:

    *      Development of liquidation or debtor in possession strategies;
    * Development of split-up, spin-off strategies or other divestiture strategies;
    *      Valuations;
    *      Development of merger, acquisition or joint venture strategies;
    *      Creditor negotiation and negotiated repayment plans;

We offer the Consulting Services to client companies:

On a Retainer Basis, in which case, we receive regular payment to represent a client company as an extension of one of more of its existing business functions or to provide a function not otherwise performed by the client company. This begins with a complete review of the client company's situation, objectives, and constraints and if necessary, the development of strategic and logistic plans necessary to meet the stated objectives within the defined constraints. We then represent the client company quietly and confidentially, in performing the agreed upon activities comprising the function for the agreed upon period or our retainer.

On a Project Basis, which is proposed and billed on a per-project and per-milestone basis. Project consulting provides a client company a means to harness our experience and expertise to solve specific problems, develop and/or implement plans, identify certain opportunities, or develop specific information. Typically a project begins with a series of interviews with the client company to identify the nature of the project, its scope, deliverables, resources and milestones. We then place the project into a computerized project management system that clearly defines the required activities, the available resources and their assignments, the time line to complete each activity and we prepare a gant chart showing the entire timeline and critical path to complete the project. We then either independently or in conjunction with the client company's staff undertake to complete the defined activities necessary to complete the project.

In connection with providing the Consulting Services, we utilize a project entry tracking and collaboration system being developed by SH Celera to support the information gathering and storage process and collaboration necessary to successfully identify and log potential client companies, and related information respecting the sources of such client companies and to provide an efficiently collaborate with client company's requests in performing the Consulting Services. See "FASTrack PPS TM" herein below.


Marketing of the Consulting Services

The Consulting Services are marketed by SH Celera and our officers under our trade name "G/O Business Solutions, Inc." In addition, SH Celera will develop and operate a website, and prepare brochures and sales literature to mail-out to companies that its sales staff have determined may utilize the Consulting Services.

Location and Identification of potential Client Companies

SH Celera relies on its management team and members of its Industry Advisory Committees to locate and identify potential client companies.

SH Celera's management relies upon their relationships with financial and business professionals, universities, governmental agencies and various associations, to which they are members.

SH Celera has established and intends to further establish Industry Advisory Committees and has selected members that are both qualified experts within their industrial fields and possess substantial resources including relationships within both private and public sectors of our economy and the global economy. Each of these Advisory Committee members have been incentivized to provide referrals of potential client companies SH Celera, and, in addition, will participate in varying levels in providing professional consulting services.

The location and identification of potential client companies and all related marketing and sales of the Consulting Services is managed by SH Celera through its Chief Operations Officer, Mr. George Jarkesy, subject to the authority of SH Celera's Executive Committee. Mr. Jarkesy, as our newly appointed Chairman and Chief Executive Officer will act directly on our behalf in the process of locating potential clients and marketing and selling the Consulting Services.

To support the information gathering and computerized storage process necessary to successfully identify and log potential client companies, and related information respecting the sources of such opportunities SH Celera is developing the "FASTrack Project Processing System TM" ("FASTrack PPS TM"), a proprietary online project entry and data storage and processing system for logging, storing and processing potential client companies and for logging, storing and managing client sources and information. See FASTrack PPS.TM

Competition

Our primary competitors in providing the Consulting Services to client companies include: law firms, accounting firms, large management consulting firms such as McKinsey, Bain, Boston Consulting Group, and commercial and investment banks. As a result, competition for potential client companies is intense. Most if not all of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources and experience than we do. For example, most competitors will have larger staff with greater levels of expertise and experience available to them. In addition, some of our competitors will have long term relationships with existing clients that provide them the ongoing cash flow necessary to further develop their business. We expect to use the industry information gathered by SH Celera's management to identify companies that can utilize our Consulting Services. In addition, we believe that the relationships of SH Celera's management and members of its Industry Advisory Committees will enable them to learn about, and compete effectively for, client companies. For additional information concerning the competitive risks we face, see "Risk Factors' We operate in a highly competitive market for client companies."

FASTrack PPS TM

To support the information gathering and storage process necessary to successfully identify and log potential client companies, and related information respecting the sources of such client companies and to provide an efficient means to process potential client company's requests as they are presented, SH Celera has developed the "FASTrack Project Processing System TM" ("FASTrack PPS TM"), a proprietary online project entry and data storage and processing system for logging, storing and processing client company leads and contacts and for logging, storing and managing potential client company sources.

The FASTrack PPS TM data base has been designed to: (1) store all previously logged project information for future reference, (2) catalog and store readily accessible research and reference materials including materials that may be input by a outside project source or one of SH Celera's team members,
(3) catalog and store readily accessible form documents, and (4) catalog and store project source information. The data base has been designed as a resource center both for SH Celera's internal teams, its directors and Industry Advisory Members.

The FASTrack PPS TM has been designed to allow quick and accurate logging and management of new projects. Basic information gathered from a client company may be logged into the system through an extranet portal and immediately brought to the attention of the Project Manager, who is in charge of managing the project through its completion, while effectively interfacing with the client company.

Once a project is logged into the FASTrack PPS, a detailed computerized project task manager program is immediately populated and delivered to the Project Manager. The project task manager program populates a project tracking program that sets forth all tasks necessary to move a newly entered project through to completion, and allows the Project Manager to assign resources and develop time lines, which are plotted on a gant chart to show the critical path to completion of the project. Further, the Project Task Manager program logs percentage of completion allowing anyone with access to the program to monitor and manage the progress of a logged project. The Project Task Manager program is utilized: (1) in internally managing a project and (2) in interfacing with the client company to assist them in managing their resources and timelines.

FASTrack PPS TM has been designed to allow client companies access through an extranet portal that may be logged into from any location through the Internet. This provides (i) management, directors, and Industry Advisory Members the ability to both monitor and assist client companies and, if they are participating in any of the providing any of the services, access the same information as team members responsible for such performing the tasks associated with such functions (ii) client companies to monitor the progress of projects.

Staff

We do not employ any staff. All staff is provided by SH Celera under the FA&OS Agreement. SH Celera currently employs three full time staff members and foresees hiring additional employees as cash flow permits. SH Celera will seek to pass the costs associated with employees on to client companies through consulting and other fees, charged client companies in connection with providing the Consulting Services. SH Celera will use consultants, attorneys and accountants as necessary, which costs will be passed on to client companies.

Industry Advisory Committees

SH Celera has developed Industry Advisory Committees and its management is in the process of recruiting Industry Advisory Committee members in order to obtain in-depth expertise, experience and access to resources in various areas of science and industry. The expertise, experience and resources of members of these Industry Advisory Committees will be drawn upon by SH Celera's management in: (i) locating potential client companies, (ii) assisting in providing the Consulting Services to client companies, and (iii) serving on boards and as officers of client companies. In an effort to broaden the potential fields in which SH Celera possesses expertise, experience, and to access additional resources, SH Celera's management intends to constantly meet with and evaluate experts in various fields of science and industry for membership on one of its Industry Advisory Committees. To date SH Celera have formed the following Advisory Committees:

               Financial Services and Products
               Life Sciences
               Technology
               Real Estate
               Construction and Building Products
               Turn Around and Distressed Assets
               Manufacturing
               Marketing
               Media
               Gas, Oil and Energy
               International Resources and Support


Administration of the Business of Providing the Consulting Services

SH Celera has agreed to perform or oversee, or arrange for, the performance of the administrative services necessary for the operation of our business of providing the Consulting Services. Such administrative services include clerical, bookkeeping and record keeping services at the Office Facility and such other administrative services as SH Celera, subject to review by our Board of Directors, determine to be necessary or useful to conducting our business of providing the Consulting Services. In addition, SH Celera, on our behalf, upon review and prior written approval by our Board of Directors, has agreed to arrange for the services of and oversee, accountants, attorneys, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable for the us to conduct our business of providing the Consulting Services.

SH Celera has also agree to be responsible for the financial and other records that we are required to maintain and to supervise the preparation of all reports and other materials required to be filed with the SEC and any other regulatory authority, subject to review by our Board of Directors. SH Celera has also agreed to overseeing the preparation and filing of our tax returns, and the printing and dissemination of reports to our stockholders, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others.

We will be responsible for bearing all costs and expenses that are incurred in our operations and transactions including, but are not limited to, those relating to: expenses payable to third parties, including agents, consultants or other advisors, in monitoring our financial and legal affairs and in monitoring our operations; interest payable on debt, if any, incurred to finance our operations; offerings of our common stock and other securities; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with performing consulting services; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing our shares on any securities exchange; federal, state and local taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to our stockholders, including printing costs; our cost of directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by us or by SH Celera, on our behalf, in connection with administering our business of providing the Consulting Services.

Offices and Facilities

We do not possess any offices or facilities. All offices and facilities, including equipment necessary to conduct the business of providing the Consulting Services are provided by SH Celera under the FA&OS Agreement

SH Celera's headquarters is located in Houston Texas where it rents a 3,600 square foot building that it leases at a rental of $3,000 per month on a one year lease. Mr. Jarkesy, SH Celera's President and Chief Operating Officer and our newly appointed Chairman and Chief Executive Officer resides in Tomball, Texas and Mr. Brian Rodriguez, a member of our board of directors and our President resides in Richardson, Texas and will operate from SH Celera's offices in Houston, Texas . Mr. Strawn, SH Celera's Chief Executive Officer, resides in Escondido, California and works from his office located in Escondido California. Mr. Ellis, SH Celera's Chairman, resides in Irvington, New York and works from his home office located in Irvington, New York. SH Celera has agreed to reimburse each of Mr. Strawn and Mr. Ellis $2,500 for their office rental, computing and communication systems and costs and office supplies. SH Celera's New York, Houston and San Diego offices are connected through an internet web server system operating: Microsoft Sharepoint Portal, Microsoft Project, Word, Excel, Power Point, along with an SQL database server. SH Celera is also in the process of developing the FAST Track PSS TM which will allow SH Celera's management and staff to manage and process both incoming clients and client sources and existing projects through a server system connected through the web and will provide client companies with direct access via the internet to various planning and collaboration tools. See "FASTrack PPS.TM"

Pursuant to the Facilities Administration and Operating Services Agreement, SH Celera has agreed to provide us with offices facilities located at 14360 Sylvanfield Road, Houston Texas 77014 ("Facilities"). Such offices are equipped with:

     (i) A telephone system with one voice line, one fax line and an answering service available to us.

     (ii) A computing system with a dedicated terminal connected through the Internet with a T-1 Line. We are provided with access to one access seat to SH Celera's MS Sharepoint Portal Server and a corresponding portal, and, in addition, SH Celera has agreed, for additional charges, at cost, to develop additional intranet and extranet portals for our client companies. In addition, SH Celera has agreed to provided access to its MS Office Suite and application tools contained therein;

     (iii) Any staff we may employ are provided access to all common areas within the Facility including lunch room areas, restroom areas, common reception area, board room, and parking areas. All areas are provided routine janitorial services.

     (iv) SH Celera has agreed to post a sign in its lobby identifying us by name as resident within the Facility.

To the extent that we require additional space or equipment access, SH Celera has agreed to accommodate such requests, if available, and will adjust the monthly charges based upon the amount of additional space or equipment usage required.

Patents and Intellectual Property

We do not own any patents or intellectual property. The trade name "G/O Business Solutions, Inc." will be utilized by SH Celera to market our services and products.

SH Celera has no patents or intellectual property other than its trade marks FASTrack PPS TM, and the trade name "SH Celera Capital Corporation."

Insurance

We do not carry any directors and officers' liability insurance, but Colorado Law provides for indemnification of the Company's officers and directors under certain circumstances. See "Indemnification of Directors, Officers and SH Celera," herein below. We do not carry any other insurance, but SH
Celera, under the FA&OS Agreement has agreed to name us as a co-insured under its general liability policy.


SH Celera does not carry director and officer liability insurance, but Maryland law provides for indemnification of a company's officers and directors under certain circumstances. See "Indemnification of Directors and Officers and SH Celera," herein below.

SH Celera carries general liability insurance and loss insurance on its equipment in the following amounts: Business personal property - $75,000, Money & securities - $10,000, and Business liability up to $2,000,000.

Litigation

We are not subject to any litigation at this time and our directors are not aware of any threatened or pending litigation or grounds upon which any litigation could be filed.

SH Celera is not subject to any litigation at this time and its directors are not aware of any threatened or pending litigation or grounds upon which any litigation could be filed.

Contemplated Financing

We have undertaken in the Mutual Undertaking Agreement executed in connection with the Reorganization Transaction to commence raising not less than $2,500,000 and up to $5,000,000 in an equity financing transaction pursuant to which we would sell a newly created class of preferred stock with the following rights, duties and preferences: (i) a stated value equal to the price per share paid for the shares of preferred stock plus accumulated and unpaid dividends, (ii) a dividend preference equal to a fixed annual percentage rate (to be determined by our board of directors) multiplied times the stated value of each share of preferred stock, which shall be cumulative and paid before any dividends respecting any other class of shares ("Fixed Rate Dividend") plus a fixed percentage participation in distributions to stockholders, (to be determined by the our board of directors), which shall be paid at the time of any distribution to any of our stockholders, (iii) a liquidation preference equal to the stated value plus any accumulated and unpaid Fixed Rate Dividends, (iv) a securitization of the stated value and a portion of the Fixed Rate Dividend through the purchase and deposit by the Company of a fixed rate financial instrument suitable to the purchaser(s) of the preferred stock, and (v) representation on our board of directors or the right to attend an observe, at the discretion of the majority of the holders of the preferred stock.

We intend to immediately undertake steps necessary to complete the offer and sale of our preferred stock in the Contemplated Financing, which will be conducted as private offering of "restricted securities" as defined in Rule 144 to "accredited investors" only pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

We currently have no arrangements or understanding that will assure that we can successfully complete the Contemplated Financing and no assurance can be given that we will be able to do so. We have provided our directors with broad discretion, subject to the approval of SH Celera, to determine the terms upon which our shares of Preferred Stock are sold and the rights and privileges granted to purchasers of the shares of Preferred Stock, including, but not limited to: (i) the price per share, (ii) the granting of conversion features, (iii) the fixed dividend rate, (iv) the nature of the securitization including the coverage ratio on the Stated Value and the differential on the dividend rate, and (v) the percentage participation in future dividends and distributions to our stockholders. There can be no assurance that we will be successful in raising additional capital through the sale of these shares of Preferred Stock or that if successful, they will be placed on terms that are beneficial to our then existing stockholders. See "Risk Factors' The Terms of the Preferred Stock, to be offered in the Contemplated Financing, are subject to the discretion of our board of directors" and "We may need to raise additional capital to both sustain and or grow our operations" herein below.

The foregoing description of the Mutual Undertaking Agreement and the attached exhibits and schedules do not purport to be complete and is qualified in its entirety by reference to the Mutual Undertaking Agreement filed with this Form 8-K as Exhibit 10.2. See Item 9.01 Exhibit 10.2

Effects of Existing or Probable Governmental Regulations

Sarbanes-Oxley Act

On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

* Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

* Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and* We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

Penny Stock

Our common stock is a currently a "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are defined as stocks:

*    with a price of less than five dollars per share;

*    that are not traded on a "recognized" national exchange;

* whose prices are not quoted on the NASDAQ automated quotation system; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

* get information about the investor's financial situation, investment experience and investment goals;

* reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

* provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

* receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investors' financial situation, investment experience and investment goals.

* Compliance with these requirements may make it harder for our stockholders to resell their shares.

Reporting Obligations

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.


Shell Company Regulations

We believe that, as a result of the Reorganization Transaction, we are not a "Shell Corporation" as defined in Rule 12b-2 of the Exchange Act. See Item
5.06 Change in Shell Corporation Status, hereinabove. However, there can be no assurance that the SEC will agree with our reclassification given the start-up nature of our intended business and the limited resources possessed by SH Celera.

If we continue to be regulated as a "Shell Company as defined in Rule 12b-2 of the Exchange Act, we will be subject to recent amendments to Form 8-K by the Securities and Exchange Commission (as set forth in Release No. 33-8587) regarding shell companies and transactions with shell companies require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 or 10-SB Registration Statement with the Securities and Exchange Commission, along with required audited, interim and pro-forma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of Form S-8 for the registration of securities of a shell company, and limit the use of this Form to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company. This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees. In such an instance, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the Securities and Exchange Commission to complete any such reorganization, and incurring the time and expense costs normally avoided by reverse reorganizations.

It is the position of the Securities and Exchange Commission that shares of our common stock that are owned by our promoters, directors, executive officers and 10% stockholder or their transferees must be resold pursuant to an effective registration statement that is filed with the Securities and Exchange Commission; and that the resale exemptions provided by Rule 144 for the resale of "restricted securities" are not available for the resale of these persons' securities.

Small Business Issuer

The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25,000,000; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25,000,000 or more. We are deemed to be a "small business issuer."

The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

Possible Inadvertent Investment Company subject to regulation under the Investment Company Act of 1940, as amended

We have been advised by legal counsel that we may inadvertently become subject to the Investment Company Act of 1940 in accepting shares of a client company, as payment for fees. To avoid this possible outcome, we have agreed with SH Celera, in the FA&OS Agreement, that any property, including shares of a client company, received as fees, or otherwise, will be distributed directly to our stockholders as a dividend distribution. This will require the client company issuing such shares to: (1) first register such shares with the SEC pursuant to the Securities Act and (2) qualify such shares as "Covered Securities", at the time of such distribution, for issuance under
Section 18 of the Securities Act, thereby precluding State review and approval of such distribution. These requirements may serve to limit the number of client companies willing or qualified to issue their shares for our Consulting Services.



RISK FACTORS

We are subject to the risks inherent in any undercapitalized company pursuing a new line of business services and products, including, among other risk factors, the following:


We are engaging in a new business with no operating history

We have entered into the Facilities Administration and Operating Services Agreement (the "FA&OS Agreement") with SH Celera, pursuant to which we have undertaken to commence providing the Consulting Services, initially through SH Celera's management and staff, provided under the FA&OS Agreement, and, upon fulfillment of certain conditions, independent of SH Celera. Although SH Celera and its management and the limited management we will possess, as a result of the Reorganization Transaction, possess experience in the area of providing services such as those we intend to provide, we are undertaking a new business and there can be no assurance that we will be successful in this undertaking. For example, as a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls. Our budgeted expense levels are based in part on our expectations concerning future revenues. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our services would decrease our revenues and could have an immediate and material adverse effect on our business, results of operations and financial condition. To the extent that expenses precede or are not rapidly followed by increased revenue, our business, results of operations and financial condition may be materially adversely affected. Further, because we are just commencing this new business, there is no history of performance by which a potential purchaser of our shares may evaluate our performance, or the performance of SH Celera's management and staff under the FA&OS Agreement. Accordingly, it is impossible to determine the results of operations or the value of our shares.


SH Celera is recently formed and has limited performance history

SH Celera was formed in December of 2005 and has, since the date of formation, conducted limited business operations. Consequently, there exists limited history by which a potential investor in our shares may judge the performance of the senior management and staff of SH Celera, and its ability to accurately estimate the potential revenues and expenses associated with providing the Consulting Services. See "Organization and Business-SH Celera Capital Corporation," herein above.


Our business plan and proposed strategy has not been independently evaluated

We have not obtained any independent evaluation of our business plan and proposed business strategy. There can be no assurance that our proposed strategy will generate sufficient revenues and capital to continue in business.


We may need to raise additional capital to both sustain and or grow our operations

Our business plan requires and we have committed to raise external capital through the sale of shares of a newly created class of our Preferred Stock in the Contemplated Financing. In addition to the funds raised in the Contemplated Financing, unless we can become profitable with the existing resources we possess, including sources of funds we have available, certain fees assigned to us in the Reorganization Transaction under the Assigned Retainer Agreements, or through our ongoing provision of Consulting Services, pursuant to the FA&OS Agreement, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to expand our business. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable operations we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.


The terms of the Preferred Stock, to be offered in the Contemplated Financing, are subject to the discretion of our board of directors

Although the general terms of the Preferred Stock to be offered in the Contemplated Financing are set forth in the Mutual Undertaking Agreement, the precise right, privileges and preferences of these shares of Preferred Stock have not yet been determined by our board of directors and will likely be negotiated directly with potential purchasers of such shares of Preferred Stock. Terms that may be negotiated, among others include, but are not limited to: (i) the price per share, (ii) the granting and nature of conversion features, (iii) the fixed dividend rate, (iv) the nature of the securitization including the coverage ratio on the stated value and the differential on the dividend rate, and (v) the percentage participation in future dividends and distributions to our stockholders. There can be no assurance that we will be successful in raising additional capital through the sale of these shares of Preferred Stock or that, if successful, they will be placed on terms that are beneficial to our then existing stockholders. There can be no assurance that the terms negotiated by our board of directors will be beneficial to the holders of our common stock and that such terms will not result in substantial dilution to the holders of our common stock, or substantially reduce the potential value of shares held by the holders of our common stock.


Future issuances of our common stock or other securities, including our authorized preferred stock, may dilute the per share book value of our common stock or have other adverse consequences to our common stockholders.

Our board of directors has the authority, without the action or vote of our stockholders, to issue all or part of 28,374,070 authorized but unissued shares of our common stock. If issued, these common shares would represent approximately 132% of our outstanding common stock. Our business strategy includes investment in and acquisition of businesses using the resources available to us, including our common stock. We expect to make acquisitions in the future using our common stock. Additionally, we anticipate granting additional options or restricted stock awards to our employees and directors in the future. We may also issue additional securities, through public or private offerings, in order to raise capital to support our growth, including in connection with possible acquisitions. Future issuances of our common stock will dilute the percentage of ownership interest of current stockholders and could decrease the per share book value of our common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms.

Pursuant to our Articles of Incorporation, our board of directors is authorized to issue, without action or vote of our stockholders, up to 5,000,000 shares of "blank check" preferred stock, meaning that our board of directors may, in its discretion, cause the issuance of one or more series of preferred stock and fix the designations, preferences, powers and relative participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series. The preferred stock so issued may rank superior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, the shares of preferred stock may have class or series voting rights.


The authorization and issuance of "blank check" preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders

Our Amended and Restated Articles of Incorporation allow our board of directors to issue preferred stock with rights and preferences set by the board without further stockholder approval. The issuance of shares of this "blank check" preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to impede the attempt by issuing the preferred shares, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. Our board of directors has the right to issue any new shares, including preferred shares, without first offering them to the holders of common stock as they have no preemptive rights.


We are dependent upon SH Celera's management, staff and key personnel and their access to future client companies for our future success

We will depend on the skill and network of business contacts of the senior management of SH Celera. For a description of SH Celera's senior management team, see "Directors and Executive Officers" herein below. We will also depend, to a significant extent, on SH Celera's access to the strategic information and access to new client companies generated by SH Celera's senior management. Until we develop our own staff and management team, the senior management of SH Celera will be responsible for identifying, evaluating, negotiating, structuring, closing and monitoring potential client companies for whom we will provide the Consulting Services and, upon our retention by a client company, the staff of SH Celera will perform the consulting services specified in the retainer agreement negotiated with a client company. Our future success will, therefore, depend on the continued service of the senior management and the staff of SH Celera. The departure of any of the senior managers of SH Celera, or of a significant number of the staff of SH Celera, could materially adverse affect our ability to profitably engage in providing the Consulting Services. In addition, we can offer no assurance that SH Celera will continue to provide the services under the FA&OS Agreement, as it is cancellable on 60 days prior notice, or that we will continue to have access to new client companies or information and potential client company referrals from SH Celera's senior management.


SH Celera possesses limited resources

SH Celera was recently formed in December of 2005 and since the date of formation has raised only $450,000 through the sale of its common stock. Accordingly, SH Celera has limited staff and limited operating capital to defray the costs associated with providing the facilities, administrative services and to hire staff to perform the operating services required under the FA&OS Agreement. Consequently, if the business we are undertaking does not produce sufficient cash flow from providing the Consulting Services, or if we are unable to raise additional operating capital, independent of SH Celera, we may be required to limit our business or, possibly, even terminate our business, as a result of the lack of operating capital.


We will operate in a highly competitive market for client companies

We will compete in a highly competitive market for client companies in providing the Consulting Services. Our primary competitors in providing services, such as the Consulting Services, to client companies include: law firms, accounting firms, large management consulting firms such as McKinsey, Bain, Boston Consulting Group, and commercial and investment banks. As a result, competition for potential client companies is intense. Most if not all of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources and experience than we do. For example, most competitors will have larger staff with greater levels of expertise and experience available to them. In addition, some of our competitors will have long term relationships with existing clients that provide them the ongoing cash flow necessary to further develop their business. We expect to use the industry information gathered by SH Celera's senior management to identify companies that can utilize our Consulting Services. In addition, we believe that the relationships of SH Celera's senior management and members of its Industry Advisory Committees will enable them to learn about, and compete effectively for client companies.


Certain of our stockholders, directors and executive officers have and will continue to have substantial ownership in us which will limit other stockholder's ability to influence the outcome of key transactions, including a change of control

Our principal stockholder, SH Celera, and its directors and executive officers and entities affiliated with them own and control approximately 94.2% of our outstanding shares of common stock. As a result, SH Celera acting alone or with these other stockholders, will be able to control matters requiring approval by our stockholders, including the election of directors, the approval of mergers or other business combination transactions. These stockholders or their affiliates may acquire additional equity in the future. The concentration of ownership may also have the effect of delaying, preventing or deterring a change of control of the Company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might ultimately affect the market price of our common stock.


Two members of our board of directors, who also serve as our officers, are also officers of SH Celera.

George Jarkesy, who is a member of our board of directors and our chairman and chief executive officer and Brian Rodriguez, who is also a member of our board of directors and our president and chief financial officer are also officers of SH Celera, with Mr. Jarkesy servicing as SH Celera's president and chief operating officer and Mr. Rodriguez serving as SH Celera's chief financial officer, chief valuation officer and treasurer. As a consequence, Messrs. Jarkesy and Rodriguez possess a direct conflict of interest respecting any matters that may jointly concern the Company and SH Celera, to the extent that the interests of the Company differ from those of SH Celera. To the extent that such conflicts may arise, both Messrs. Jarkesy and Rodriguez will comply with Colorado law and our Bylaws, and will refrain from participation in any decisions undertaken by our board of directors, leaving the balance of the disinterested directors to determine the decision of the Company. Until additional board members are selected, the Company will not possess independent board members to make such decisions.


The Reorganization Transaction and the ancillary documents entered into in connection therewith were not negotiated by independent parties at arms length

The terms of the Reorganization Transaction including the terms contained in the Reorganization Plan and Agreement, the FA&OS Agreement, the Mutual Undertaking Agreement, the Agreement to Assume Debt and Release, Waiver and Novation Agreement and the Assignment Assumption and Confirmation Agreements, were not negotiated by independent parties at arms-length. Conversely, the Reorganization Transaction, as set forth in these various agreements was structured and documented by the members of Sand Hills Partners, LLC, which controls 94.2% of our outstanding shares at the time these transactions were structured and documented. Accordingly, it is reasonable to assume that the Reorganization Transaction was designed and executed principally to benefit the members of Sand Hills Partners, LLC.


We must continue to meet the OTCBB continued listing requirements or we risk delisting.

Our securities are currently listed for trading on the Over the Counter Bulletin Board (OTCBB). We must continue to satisfy OTCBB's continued listing requirements or risk delisting of our securities which would have an adverse effect on our business. If our securities are de-listed from the OTCBB, it may trade on the pink or gray sheet market, which may be a less liquid market. In such case, our stockholders' ability to trade, or obtain quotations of the market value of, shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.


Limited and sporadic public market for our common stock

There has been a limited and sporadic public market for our common stock and there can be no assurance that an active trading market for our common stock will develop in the future. As a result, this could adversely affect our stockholder's ability to sell our common stock in the near future, or at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financing results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.


Our stock price has been volatile and may fluctuate in the future

The price of our common stock that will prevail in the market may be substantially less than the price a stockholder may pay for such shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

*    our performance and prospects;

*    the depth and liquidity of the market for our securities;

*    sales by selling stockholders of outstanding shares;

*    investor perception of us;

* price and volume fluctuations in the overall stock market from time to time;

* significant volatility in the market price and trading volume of securities of companies providing services such as the Consulting Services;

* changes in regulatory policies or tax guidelines with respect regulation of our business;

* actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations of securities analysts;

*    general economic conditions and trends;

*    loss of a major funding source; or

*    departures of key personnel.

Public stock markets have experienced, and are currently experiencing, substantial price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities. In addition, fluctuations in our stock price may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, it may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert our management's attention and resources from our business.


If a substantial number of shares of our common stock become available for sale and are sold in a short period of time, the market price of our common stock could decline

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease. We currently have 21,625,930 shares of common stock outstanding. Of these shares, 1,095,186 shares held by current stockholders are shares that are freely tradable in public markets.


Penny stock rules could make it hard to resell shares of our common stock and impose significant restrictions on broker-dealers

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for our stockholder to resell shares of our common stock.


Financial projections

Any projections and related assumptions relied upon by our management in the development or our business plan and related budgets were based on information about circumstances and conditions existing as of the date such business plans, and budgets were developed. The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of our management. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected. The inherent uncertainties in results increase materially for years closer to the end of the projected periods. Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.


We have agreed to indemnify and advance cost to our Directors, Officers and SH Celera in providing the Facilities Administrative and Operating Services

The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonable believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or stockholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

Because we do not have sufficient capital to purchase insurance covering directors, officers and advisors in performing their roles, we have been required to enter into indemnification agreements with each individual who serves as a director, officer and/or advisor to the Company, and we have provided indemnification to SH Celera under the FA&OS Agreement.

The Indemnification Agreements we have executed and delivered to our directors and officers provide that we must indemnify, to the fullest extent permitted by Colorado law but subject to certain exceptions, any of our directors, officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity with us. We may also be required to advance expenses of defending any proceeding to an officer or director. At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. See "Indemnification of Directors and Officers and SH Celera," herein below

The indemnification provided SH Celera under the FA&OS Agreement provides that we must indemnify and hold harmless SH Celera, its directors, officers, managers, partners, agents, employees, controlling persons, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), in connection with the performance of any of its duties or obligations under the FA&OS Agreement and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of SH Celera's duties or obligations under the FA&OS Agreement. Such indemnification and hold harmless will not apply to any claims resulting from SH Celera's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of SH Celera's duties and obligations under the FA&OS Agreement; provided, however, that the maximum liability of SH Celera or any other Indemnified Party is limited to the total compensation paid to SH Celera under the Facilities Administration and Operating Services Agreement.

If legal actions are commenced against any of these individuals, including possible legal actions by one of our stockholders, we may be required to advance funds and or pay damages incurred as the result of such legal action from funds that would otherwise be available for operations, thereby reducing funds available for operations, and possibly resulting in our complete failure, due to inadequate funding following such payouts.


We have undertaken to raise and will need to raise not less than $2,500,000 in the Contemplated Financing to receive the shares of SH Celera for distribution to our stockholders

We have undertaken in the Mutual Undertaking Agreement to raise not less than $2,500,000 and up to $5,000,000 through the sale of a newly created class of our preferred stock. Additionally, SH Celera's undertaking to issue to us for further distribution to our stockholders 486,053 shares of SH Celera's common stock is conditioned, in part upon our success in raising not less than $2,500,000 in the Contemplated Financing We have not received any undertaking or commitment to raise the funds in the Contemplated Financing, and we can offer no assurance that we will be able to complete the Contemplated Financing or that we will complete it upon terms that will be favorable to the then holders of shares of common stock. See "The Terms of the Preferred Stock To be Offered in the Contemplated Financing Are Subject to the Discretion of our Board of Directors" herein above.


We do not anticipate paying cash dividends on common shares in the foreseeable future

Since our inception we have not paid any cash dividends to the holders of our common stock and we do not anticipate paying any cash dividends on to holders of our common stock in the foreseeable future. We expect that if we have future cash earnings, such earnings will be used for working capital and to finance growth.


As a public company, our business is subject to numerous reporting requirements that are currently evolving and could substantially increase our operating expenses and divert management's attention from the operation of our business

The Sarbanes-Oxley Act of 2002, which became law in July 2002, has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the SEC and the American Stock Exchange have promulgated new rules and listing standards covering a variety of subjects. Compliance with these new rules and listing standards has significantly increased our legal and financial and accounting costs, and we expect these increased costs to continue. In addition, the requirements have taxed a significant amount of management's and the Board's time and resources. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors, particularly independent directors, or qualified executive officers.



MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Statement

Statements made in this Form 8-K which are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.


Plan of Operations

     Overview

As a result of the Reorganization Transaction we were able to repay a total of $65,000 of our outstanding liabilities and we received operating capital of $50,000 from SH Celera. In addition, we entered into the Facilities Administration and Operating Services Agreement with SH Celera, pursuant to which we are provided the facilities, administrative services and operating services necessary to immediately commence providing fee based business development consulting services ("Consulting Services") under our name "G/O Business Solutions, Inc." Additionally, we received an assignment of all of SH Celera's rights under the Assigned Retainer Agreements, thereby providing us with two client companies and the fees payable pursuant to this Assigned Retainer Agreements including cash fees totaling $152,000, payable in installments totaling up to a maximum of $29,000 per month over the next twelve months. In addition, we have received an undertaking from these client companies to issue additional "Share Compensation" which will be distributed directly to our stockholders determined on a record date declared by our board of directors, immediately prior to the registration of such shares for distribution under the Securities Act of 1933, as amended (the "33 Act").
See "Future Funding" herein below.

Accordingly, we intend to immediately commence provide those Consulting Services required under the Assigned Retainer Agreements for the fees payable thereunder and to seek additional client companies desiring to obtain the provision of the Consulting Services, on a fee basis, as they are identified and presented by the management of SH Celera. See "Organization and Business-The Consulting Services,", herein above.

       Future Funding

We have undertaken in the Mutual Undertaking Agreement, executed in connection with the Reorganization Transaction, to commence raising not less than $2,500,000 and up to $5,000,000 in an equity financing transaction pursuant to which we would sell a newly created class of preferred stock with the following rights, duties and preferences: (i) a stated value equal to the price per share paid for the shares of preferred stock plus accumulated and unpaid dividends, (ii) a dividend preference equal to a fixed annual percentage rate (to be determined by our board of directors) multiplied times the stated value of each share of preferred stock, which shall be cumulative and paid before any dividends respecting any other class of shares ("Fixed Rate Dividend") plus a fixed percentage participation in distributions to stockholders, (to be determined by the our board of directors), which shall be paid at the time of any distribution to any of our stockholders, (iii) a liquidation preference equal to the stated value plus any accumulated and unpaid Fixed Rate Dividends, (iv) a securitization of the stated value and a portion of the Fixed Rate Dividend through the purchase and deposit by the Company of a fixed rate financial instrument suitable to the purchaser(s) of the preferred stock, and (v) representation on our board of directors or the right to attend and observe, at the discretion of the majority of the holders of the preferred stock.

We intend to immediately undertake steps necessary to complete the offer and sale of our preferred stock in the Contemplated Financing, which will be conducted as a private offering of "restricted securities" as defined in Rule 144 to "accredited investors" only pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

We currently have no arrangements or understanding that will assure that we can successfully complete the Contemplated Financing and no assurance can be given that we will be able to do so. We have provided our directors with broad discretion, subject to the approval of SH Celera, to determine the terms upon which our shares of Preferred Stock are sold and the rights and privileges granted to purchasers of the shares of Preferred Stock, including, but not limited to: (i) the price per share, (ii) the granting and nature of conversion features, (iii) the fixed dividend rate, (iv) the nature of the securitization including the coverage ratio on the stated value and the differential on the dividend rate, and (v) the percentage participation in future dividends and distributions to our stockholders. There can be no assurance that we will be successful in raising additional capital through the sale of these shares of Preferred Stock or that, if successful, they will be placed on terms that are beneficial to our then existing stockholders. There can be no assurance that the terms negotiated by our board of directors will be beneficial to the holders of our common stock and that such terms will not result in substantial dilution to the holders of our common stock, or substantially reduce the potential value of shares held by the holders of our common stock. See Risk Factors "The terms of the Preferred Stock, to be offered in the Contemplated Financing, are subject to the discretion of our board of directors," herein above.

The foregoing description of the Client Undertaking Agreements do not purport to be complete and is qualified in its entirety by reference to the Client Undertaking Agreements attached to the Assignment, Assumption and Confirmation Agreements entered into with each Existing Client Company filed with this Form 8-K as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b).

       Revenues

       Cash Compensation

We plan to generate revenue in the form of consulting fees through our performance of the Consulting Services. Under the existing Assigned Retainer Agreements, we have been assigned cash fees totaling $152,000, payable in installments totaling up to a maximum of $29,000 per month over the next twelve months.

       Non-Cash Compensation

In addition, in the Assigned Retainer Agreement, we have received the assignment of Non-Cash Compensation in the form of shares of each of the client companies equal to 5% of the client company's issued and outstanding shares of common stock determined at the Effective Date of the registration of such shares under the Securities Act of 1933, as amended (the "33 Act"), on a fully diluted based, including any additional shares of such client company's common stock that may be issued pursuant to the registration of such shares under the 33 Act or thereafter pursuant to any rights existing at the effective date of the registration of such shares under the 33 Act. In connection with the issuance of the Non-Cash Compensation, each Existing Client Company has entered into an agreement pursuant to which it has undertaken: (i) to complete any additional financings necessary to qualify its shares of common stock as a "Covered Securities" as defined in Section
18 of the 33 Act, (2) complete the registration of its shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "34 Act"), (iii) complete an application for listing of its shares of common stock on an exchange or other listing market that would qualify such shares of common stock as a "Covered Security" under Section 18 of the 33 Act, and
(iv) register the shares issued as Non-Cash Compensation under the 33 Act for distribution to our stockholders determined at the time of the registration of the shares comprising the Share Compensation issuable for distribution to our stockholders.

       There can be no assurance that the client company will be successful in any of the foregoing steps necessary to distribute the shares comprising the Share Compensation to our stockholders.

       The Client Undertaking Agreements contain certain penalties including cash fees payable to us, in the event that the Existing Client Companies fail to perform the undertaking within prescribed times.

The foregoing description of the Client Undertaking Agreements do not purport to be complete and is qualified in its entirety by reference to the Client Undertaking Agreements attached to the Assignment, Assumption and Confirmation Agreements entered into with each Existing Client Company filed with this Form 8-K as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b).

       Expenses

     Reorganization, Operating, Contemplated Financing and Distribution
Expenses

       Reorganization Expenses. Pursuant to the Reorganization Plan and Agreement, SH Celera bore all costs related to the Reorganization
Transaction, including the cost associated with the preparation of all documents including this Form 8-K.

       Operating Expenses. Pursuant to the FA&OS Agreement, SH Celera has agreed to provide the Facilities the Administrative Services and the Operating Services, as described in "Organization and Business-The
Facilities Administration and Operating Services Agreement". However, pursuant to the FA&OS Agreement we will be responsible for (1) payment of the monthly $10,000 fixed fee, (2) reimbursement of the SH Celera Staff Reimbursements amounting to $10,416 per month, and (3) the costs and expenses that are incurred in our operation and transactions including, but are not limited to, those relating to: expenses payable to third parties, including agents, consultants or other advisors, in monitoring our financial and legal affairs and in monitoring our operations; interest payable on debt, if any, incurred to finance us; offerings of our common stock and other securities; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with performing consulting services; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing our shares on any securities exchange; federal, state and local taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; our director's fees, cost of directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by us or SH Celera, on our behalf in connection with providing the administration or the operating services.

We estimate that within several months the total monthly cash requirements may increase to $60,000.

The foregoing description of the FA&OS Agreement and the attached exhibits and schedules do not purport to be complete and is qualified in its entirety by reference to the Facilities Administration and Operating Services Agreement filed with this Form 8-K as Exhibit 10.1. See Item 9.01 Exhibit 10.1

       Contemplated Financing Expenses. Pursuant to the Mutual Undertaking Agreement, we have agreed, at our cost and expense, to undertake the Contemplated Financing. See "Future Funding" herein above. We anticipate that the costs associated with the Contemplated Financing will be approximately: $25,000 for legal, which we will pay out of offering proceeds and $10,000 for printing, binding and meetings with potential investors, which will be paid directly out of operating capital. There can be no assurance that we will be successful in completing the Contemplated Financing, in which case, we will be required to pay legal costs and will have expended approximately $35,000 in funds, with no offsetting increase in operating capital.

       Share Compensation Distribution Expenses. In connection with the potential distribution of Share Compensation to our stockholders under the Assigned Retainer Agreement, we have obtained in the Client Undertaking Agreements with such client company an agreement with such client company that all costs associated with the "Qualifying Financing", the Exchange Act Registration, the Securities Act Registration and the Listing Application will be borne by the client company. We, therefore, do not anticipate expending any significant amount of available working capital to complete such distribution of Share Compensation.

The foregoing description of the Assignment, Assumption and Confirmation Agreements and the attached exhibits and schedules do not purport to be complete and is qualified in its entirety by reference to the Assignment, Assumption and Confirmation Agreements filed with this Form 8-K as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b).

Financial condition, liquidity and capital resources

We will generate cash, initially, primarily from the fees paid by the client companies under the Assigned Retainer Agreement, assigned to us by SH Celera in the Reorganization Transaction, and, thereafter, from payments made in connection with providing on-going Consulting Services to those client companies that may retain us for such purposes. We estimate monthly cash receipts of $15,000 based on the Assigned Retainer Agreement and we will expend approximately $20,416 per month in Fixed Fees, SH Celera Staff Reimbursements, leaving a negative balance of $5,416 per month, which must be recouped in full after which we are entitled to retain 50% or of the Net Operating Cash Flow, which will not occur until we develop additional monthly cash flow sufficient to offset the monthly $20,416. Based upon our current cash balance of $50,000 contributed by SH Celera pursuant to the Reorganization Transaction, we will, unless unforeseen expenses arise, be able to operate, without raising additional operating capital or developing additional sources of cash flow through retainer agreements for approximately 5-7 months.

If we are successful in raising additional equity funding through the Contemplated Financing, the amount of additional operating capital we receive will depend on the amount of securitization we are required to provide, and the price differential at which we are able to purchase the securities necessary to provide the securitization. We currently have no arrangements or understanding that will assure that we can successfully complete the Contemplated Financing and no assurance can be given that we will be able to do so. We have agreed to provide our directors with broad discretion, subject to the approval of SH Celera, to determine the terms upon which our shares of Preferred Stock are sold and the rights and privileges granted to purchasers of the shares of Preferred Stock. See "Future Funding" herein above and see "Risk Factors - The terms of the Preferred Stock, to be offered in the Contemplated Financing, are subject to the discretion of our board of directors," herein above.

Until we have raised additional capital our available capital will be limited to the $50,000 capital contribution of SH Celera and any additional operating capital generated through the Assigned Retainer Agreements and any other retainer agreements we may be able to generate.

Any compensation received under the Assigned Retainer Agreements as Share Compensation will be directly distributed to our stockholders upon completion of the steps necessary to complete such distributions, and will not increase our liquidity or capital resources. See "Distribution Policy," herein below.

Distribution Policy

We intend to retain all cash compensation earned in providing the Consulting Services for future use as operating capital, and do not anticipate paying any cash dividends to our stockholders in the foreseeable future.

In the Reorganization Transaction, as set forth more fully in the Mutual Undertaking Agreement, SH Celera, upon meeting certain criteria defined as a Qualifying Event, (which is defined as development of assets and a financial structure that, taken together, would qualify the shares of SH Celera's $0.001 par value per share common stock for listing on an exchange or trading market that, upon such qualification, would qualify SH Celera's $0.001 par value per share common stock, upon approval, as a "Covered Security," as defined in Section 18 of the Securities Act), SH Celera has undertaken to register for distribution to our stockholders, determined at the time of the Closing of the Reorganization Transaction, a total of 486,053 shares of its $0.001 par value per share common stock. We can offer no assurance, however, that SH Celera will meet the criteria defined as the Qualifying Event, that it will be successful in registering such shares, or upon registration and distribution, that such shares of SH Celera will have any value. In the event that SH Celera is unsuccessful in registering the share by the defined deadlines, it is required to pay us a $50,000 fee unless such failure results primarily from delays of the SEC or other regulatory body in connection with the Securities Act Registration, in which case, SH Celera, as of the Due Date, unless the Due Date is mutually extended by us and SH Celera, shall have no further obligation to issue the it shares of common stock.

In addition, in the Assigned Retainer Agreements, the Existing Client Companies have each agreed to take those action necessary to distribute it's shares of common stock, payable as Share Compensation, to our stockholders, determined at the time of the immediately prior to the Effective Date of the Securities Act Registration, and we have undertaken in the FA&OS Agreement to obtain similar undertakings from future client companies in connection with receipt of Share Compensation received for providing Consulting Services. In the case of the Client Undertaking Agreement received from the client company and any additional undertakings that may be obtained from future client companies, a record date will be designated by our board of directors; a registration statement will be prepared by the client company and filed with the SEC. Upon comment and approval of the registration statement by the SEC, the securities of the client company will be distributed to our stockholders of record on the noticed record date.

Upon the direct distribution of such securities of a client company to our stockholders, each of our stockholders receiving such securities will be required to execute their own timing decision as to when to sell such securities.

The foregoing description of the Assignment, Assumption and Confirmation Agreements and the attached exhibits and schedules do not purport to be complete and is qualified in its entirety by reference to the Assignment, Assumption and Confirmation Agreements filed with this Form 8-K as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b).

Contractual Obligations

We have entered into the FS&OS Agreement pursuant to which we have agreed to pay SH Celera: (i) a fixed fee of $10,000 per month (ii) SH Celera's Staff Reimbursement of $10,416 per month and (ii) 50% of operating cash flow after payment of the Fixed Fee and SH Celera's Staff Reimbursements . In addition, we will be responsible for the payment of all other expenses of our operations. See "Organization and Business-Facility Administration and Operating Services Agreement," herein.

In addition, we have undertaken, at our expense, to complete the Contemplated Financing, which we estimate will cost approximately $35,000.

We have also assumed responsibility to perform the Consulting Services under the Assigned Retainer Agreements, which will initially be performed by staff of SH Celera, until such time as the FA&OS Agreement is terminated, at which time we will be solely responsible for performing such services, utilizing our staff and resources. Such termination of the FA&OS Agreement can occur upon 60 days' written notice by SH Celera; or will occur automatically, at such time as either: (i) we have raised not less than $2,500,000 in equity capital, or (ii) we have accumulated cash reserves equaling not less than one year's projected required operating cash, as determined by the our board of directors.

The foregoing description of the Assignment, Assumption and Confirmation Agreements and the attached exhibits and schedules do not purport to be complete and is qualified in its entirety by reference to the Assignment, Assumption and Confirmation Agreements filed with this Form 8-K as Exhibits 10.4(a) and 10.4(b). See Item 9.01 Exhibits 10.4(a) and 10.4(b).


DESCRIPTION OF PROPERTY

We have no property. Pursuant to the FA&OS Agreement, we are provided a principal executive office at the headquarters of SH Celera located at 14360 Sylvanfield Drive, Houston, Texas 77014, which includes a single office and access to the common areas along with access to the conference room.

SH Celera does not own any properties. Its currently leases approximately 3,600 square feet of office space located at 14360 Sylvanfield Drive, Houston, Texas 77014. In addition, an Escondido, California office is provided by Mr. Strawn, SH Celera's chief executive officer, without charge.

SH Celera's management believes that the office space in Houston, Texas, will be adequate to meet both of our needs for approximately 2 years, after which additional space will be needed.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 15, 2006, regarding beneficial ownership of the shares of our common stock following the completion of the Reorganization Transaction (including the 1 for 2 reverse split) by: (i) each person known by us to own more than five percent of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. The information presented is based upon 21,625,930 shares of our common stock being issued and outstanding on such date.

Name and Address              Position          Amount and    Percent of Class
of Beneficial Owner                             Nature of        Owned
                                                Beneficial
                                                Owner
SH Celera Capital Corporation
14360 Sylvanfield Dr
Houston, Texas 77014          Stockholder
                              (1)(2)(4)         17,300,744         80%
David M. Klausmeyer
10878 Westheimer, #178
Houston, Texas 77042          Stockholder (3)       10,500         .0005%

Sand Hills General
Partners, LLC
18205 Burkhardt
Tomball, Texas 77377          Stockholder
                              (1)(2)(4)         20,500,744         94.2%

Sand Hills Partners
18205 Burkhardt
Tomball, Texas 77377          Stockholder
                              (1)(2)(4)         20,500,744         94.2%

John Ellis                    Stockholder
41 E Broadway                 (1)(2)(4),
Irvington, New York           Director and
                              Chairman of SH
                              Celera            20,500,744         94.2%

George Jarkesy                Stockholder
18205 Burkhardt               Director,
Tomball, Texas 77377          Chairman and
                              Chief Executive
                              Officer, (1)(2)(4)

                              President and
                              Chief Operating
                              Officer SH Celera 20,500,744         94.2%

David Strawn                  Stockholder
2225 Barham Dr. Suite B       (1)(2)(4)
Escondido, California 92029
                              Director and Chief
                              Executive Officer
                              of SH Celera      20,500,744         94.2%

Brian Rodriguez               Director, President
2202 Bluebonnet Dr.
Richardson, Texas 75082       Chief Financial
                              Officer, Chief
                              Valuation Officer
                              and Treasurer of SH
                              Celera               100,000          .47%

All officers and Directors                      20,480,744           95%


(1) In addition to the 17,300,744 post-split share of our common stock to be issued to SH Celera in the Reorganization Transaction, SH Celera has indirect control over a total of 3,200,000 post-split shares of our common stock based on the fact that Sand Hills Partners, LLC, a Delaware Limited Liability ("SHP"), that is owned equally by Messrs Ellis, Jarkesy and Strawn, controls 3,200,000 post-split shares of our common stock through its ownership of Sand Hills General Partners, a Texas general partnership ("SHGP"), which owns a total of 3,200,000 post-split share of our common stock.

(2) In addition to the 3,200,000 post-split shares of our common stock held by SHGP, that are controlled by SHP through its ownership of SHGP, SHP owns 89% interest in SH Celera, which provides SHP and its members with the voting control over 100% of the 17,300,744 post-split shares to be issued to SH Celera in the Reorganization Transaction. Messrs. Ellis, Jarkesy and Strawn are the members and equal owners of SHP. Additionally Mr. Ellis serves as SH Celera's Chairman, Mr. Strawn serves as its Chief Executive Officer and Mr. Jarkesy serves as its President and Chief Operating Officer. Accordingly a total of 20,500,744 or 94.2% of the currently issued and outstanding shares are controlled by SHP and its members, John Ellis, George Jarkesy and David Strawn.

(3)David M. Klausmeyer is a former partner of Sand Hills General Partners who has as security for a $1,500,000 Promissory Note of Sand Hill Partners all of the 6,400,000 pre-split shares of our company that is owned by Sand Hills General Partners.

(4) SHGP, SH Celera and David Klausmeyer each have direct investment and voting power with regard to the securities listed opposite its or his name. However, as noted, SH Celera is controlled by Sand Hills Partners, LLC, which also controls SHGP, which together, possess control over 20,500,744 shares of our common stock

Changes in Control

Mr. David Klausmeyer, in connection with the sale of his interest in Sand Hills General Partners, received the promissory note of Sand Hills Partners, LLC in the principal amount of $1,500,000 (the "Promissory Note") that is secured by a pledge of 100% of Sand Hills Partners, L.L.C.'s interest in and to Sand Hills General Partners, which owns a total of 3,200,000 post-split shares or 15% of our 21,625,930 post-split issued and outstanding shares of common stock. Such Note is further secured by a guaranty and pledge of such shares owned by Sand Hills General Partners. See our 8-K Current Report dated February 28, 2006, which is incorporated herein by this reference. See Part III, Item 13. In the event of a default in the payment of this Promissory Note to Mr. Klausmeyer, a change in control of our Company could occur. See
Part III, Item 11.

To the knowledge of our Company's management, there are no additional present arrangements or pledges of our Company's securities which may result in a change in control of our Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION 16(A) OF THE EXCHANGE ACT

Although our business is operated under the direction of our board of directors and officers, we have entered into the FA&OS Agreement with SH Celera pursuant to which our primary business will be operated and controlled by SH Celera, subject to the discretion and monitoring of our board of directors and officers. Accordingly, the following discussion includes a description of both our directors and officers and SH Celera's directors and officers.

Identification of the Company's Directors and Executive Officers

The following table sets forth the names of all current directors and executive officers of our Company. These persons will serve until the next annual meeting of stockholders (to be held at such time as called by the board of directors) or until their successors are elected or appointed and qualified, or their prior resignation or termination.


Name                  Age              Position

  George Jarkesy        31       Director Chairman and Chief Executive Officer
  Brian Rodriguez       36       Directors, President, Treasurer

    (1) These persons presently serve in the capacities indicated.
    (2) Mr. Jarkesy also serves as the president and chief operating officer of SH Celera.
    (3) Mr. Rodriguez also serves as the chief financial officer, chief valuation officer and treasurer of SH Celera.
    (4) For Messrs. Jarkesy and Rodriguez Biographical information see below following the identification of SH Celera directors and executive officers

Identification of the Directors and Executive Officers of SH Celera Capital Corporation

SH Celera directors have been divided into two groups interested directors and independent directors as defined under the National Association of Securities Dealers, Inc. definition:

Name                  Age              Position

Independent Directors
Christian Hahn         43              Director
Robert Gow             72              Director
Dale Spradling         53              Director


Name                  Age              Position
Interested Directors
John Ellis             53              Director, Chairman
David Strawn           55              Director, Chief Executive Officer,
                                       Secretary, General Counsel

Executive Officers of SH Celera who are not Directors

Information regarding executive officers of SH Celera who are not directors is as follows:


Name                  Age              Position

George Jarkesy         31              President, Chief Operating Officer
Brian Rodriguez        36              Chief Financial Officer, and Chief
                                       Valuation Officer and Treasurer
Dwayne Deslatte        36              Executive VP Business Research and
                                       Analysis

Each executive officer has the same address as SH Celera, c/o SH Celera Capital Corporation, 14360 Sylvanfield Dr., Houston, Texas 77014.

Biographical Information


Name              Background Information

Christian Hahn    Mr. Hahn serves as a member of SH Celera's  board of
                  directors and as chairman of its compensation committee.
                  Mr. Hahn is Senior Vice President of Commercial Banking at The Right Bank for Texas, N.A. with over ten years of experience in developing lower middle market bank portfolios. He previously was Vice President of Corporate
                  Banking at the Bank of Texas, N.A. from 2001 to 2005, and has worked in banking with Sterling Bank and Compass
                  Bank. Mr. Hahn started his career in the 1980  as a Real
                  Estate Appraiser and was a Senior Real Estate Closer with
                  Riddle and Brown, P.C. in the late 1980 . He received a B.B.A. in Finance from Stephen F. Austin State
                  University.

Robert Gow        Mr. Gow serves as a member of SH Celera's  board of
                  directors and chairman of its Corporate Governance and Nomination Committee. Mr. Gow is a Tau Beta Phi graduate of Yale University School of Engineering. He was
                  Financial Vice President & CFO, Executive Vice President,
                  President of Zapata Corporation, a New York Stock
                  Exchange listed company. Mr. Gow was recruited to Zapata by the company co-founder, former president George Bush.
                  During his tenure at Zapata, the company earnings per share increased at a compound annual rate of 52% and the share price increased 44-fold. Subsequently, Mr. Gow has acted as founder and/or CEO of companies in the fields of alternative energy strategies, biotechnology, and nanotechnology. He served for eight years as an adjunct professor at the Graduate School of Business
                  Administration at Rice University. For the last five years he has divided his time between managing his investments in Houston, Texas and Xixim, his hacienda and plantation in the Yucatan, which is believed to be the largest commercial grower of bamboo in the Western
                  Hemisphere.

Dale Spradling    Mr. Spradling, Ph.D., CPA, serves as a member of SH
                  Celera's  board of directors and chairman of its Audit
                  Committee. Since 1996 Dr. Spradling also known as "Mr. Tax" has engaged clients in tax consulting, professional education, and financial transactions. He was Vice
                  President of Finance and Administration from 1990 to 1996
                  of Life Forms, Inc., in The Woodlands, Texas. From 1987 to 1990 Dr. Spradling was an Associate Professor of
                  Accounting at California State University-Sacramento. In the early 1980's he established the accounting partnership of Freidman and Spradling, CPA . Dr. Spradling started his career as a Revenue Agent with the Internal Revenue
                  Service and then as a Senior Tax Accountant with Touche, Ross & Co. He is the author of four books, three journal articles, and fourteen continuing education presentations.

John Ellis        Mr. Ellis serves as both chairman and a member of SH
                  Celera's board of directors. Over the course of the last three years, Mr. Ellis has helped a number of promising companies secure financing, including Adam Aircraft
                  (www.adamair.com), Vectrix (www.vectrixusa.com), HR Smart
                  (www.hrsmart.com) and Forster Drilling Corporation. Prior to working in the financial advisory services arena, Mr.
                  Ellis was a columnist for Fast Company Magazine, Inside
                  Magazine and the op-ed page of The Boston Globe. His work for Fast Company was twice nominated for a National
                  Magazine Award. His work at the Boston Globe was nominated for the Pulitzer Prize for commentary in 1999.
                  From 2002-2004, Mr. Ellis was a Senior Fellow at the
                  Combating Terrorism Center at West Point and lectured extensively on the threat of chemical, biological and EMP warfare. His essay on chemical and biological warfare was published by the West Point CTC in 2003 and has since been republished and widely circulated in academic and military circles. In January 2005, President George W.
                  Bush awarded Mr. Ellis the Department of Defense's
                  Outstanding Civilian Service Award -- the US military's highest civilian honor -- for his work at West Point and for the US Army. Throughout the 1990s, Mr. Ellis maintained an active consulting practice, focusing on media and financial services. A graduate of Yale
                  University, and a former Appleman Fellow at Harvard
                  University, Mr. Ellis lives in Westchester County, New
                  York with his wife Susan, a senior executive at the Omnicom Group of Companies, and their two children.

David Strawn      Mr. Strawn serves as a member of SH Celera's board of
                  directors and as its chief executive officer, secretary and chief legal counsel. Mr. Strawn has, over the past 26 years, engaged principally in the practice of securities law including representing registered broker dealers, venture capital investors, public reporting companies, issuers in private and IPO transactions, private and public companies in acquisition transactions, foreign broker-dealers and has participated in the development of an online trading system providing both order execution in trading securities and an online investment banking platform. In addition, Mr. Strawn, over these years, has participated in the strategic planning and development of start-up companies engaged in numerous business activities, including: healthcare, biosciences, financial services, telecommunication and transportation. Mr.
                  Strawn graduated from Portland State University, summa cum laude, with a degree in finance in 1977 and from the University of Arizona-Arizona School of Law, with honors, with a Juris Doctorate degree in 1980.

Information about Executive Officers of SH Celera Who Are Not Directors of SH Celera

The following information pertains to executive officers who are not directors of SH Celera. Certain of SH Celera's executive officers, including Messrs. Jarkesy and Rodriguez serve as our directors, managers, and/or officers.


Name              Background Information

George Jarkesy    Mr. Jarkesy serves as a member of our Board of Directors
                  and as our Chief Executive Officer and as SH Celera's
                  President and Chief Operating Officer. Mr. Jarkesy started his career in the financial industry with Josephthal Lyon and Ross, a New York Stock Exchange member. Mr. Jarkesy has founded and built companies engaged in financial consulting, real estate investments, real estate management, employee leasing, light steel manufacturing, livestock management and biotechnology.
                  Mr. Jarkesy individually and through one of his companies' has successfully invested in three public biotechnology companies and was a co-founder of PharmaFrontiers Corporation. Also Mr. Jarkesy has had successful investments in VOIP, Internet Security, and Gaming. Mr. Jarkesy expanded his investments in 1999 to China and has had minor successes on other international investments. Jarkesy & Company has been an active participating member of National Investment Bankers
                  Association since 1996. Mr. Jarkesy has provided consulting to numerous venture capital firms and to investment banking departments of small to medium sized securities broker-dealers. Mr. Jarkesy is the vice president of the board for the Society of St. Vincent
                  DePaul in the Galveston-Houston Diocese of the Catholic
                  Church and is also on the Board of the Jarkesy
                  Foundation, Inc.

Brian Rodriguez   Mr. Rodriguez serves as a member of our Board of
                  Directors and as our President and as SH Celera's Chief
                  Financial Officer, Chief Valuation Officer and Treasurer.
                  Mr. Rodriguez has served as an accounting and finance consultant for Jefferson Wells from October, 2004 to the present. From March, 2002 to October, 2004, Mr. Rodriguez served as Controller and then Director of Finance for JP
                  Mobile Inc., a privately held wireless software company based in Dallas. Mr. Rodriguez served as Controller for ChipData Incorporated from March, 2001 to March, 2002.
                  Prior to that Mr. Rodriguez was a consultant with Parson
                  Consulting from April, 1999 to March, 2001. Mr. Rodriguez has been a Certified Public Accountant in the State of Texas since May, 1995. Mr. Rodriguez began his career in the Business Assurance practice of Cooper & Lybrand in
                  Dallas, Texas. Mr. Rodriguez holds a B.B.A. from Texas
                  A&M University.

Dwayne Deslatte   Mr. Deslatte serves as SH Celera's Executive Vice
                  President-Business Research and Analysis. Mr. Deslatte has worked as a private consultant in business development and project management with private and public companies since 2003. In 2004, Mr. Deslatte served on the board of directors of Sportan United Industries, which was renamed PharmaFrontiers after a merger with a company of the same name. Mr. Deslatte is also a Registered Nurse who worked in general surgery with Texas
                  Children's Hospital from 2001 to 2005. From January 2000 until April 2001 Mr. Deslatte worked in orthopedic nursing at St. Joseph's Hospital. Mr. Deslatte received a
                  B.S. in Nursing, cum laude, from Texas Women's University and a B.A. in History from Texas A&M University. While at
                  Texas A&M University, Mr. Deslatte served in the Corps of
                  Cadets for four years. He is a member of Sigma Theta Tau
                  Honor Society.


Family Relationships

There are no family relationships between any directors or executive officers of our Company or SH Celera, either by blood or by marriage.

Involvement in Certain Legal Proceedings

During the past five years and to the knowledge of management, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company or SH Celera:

   (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

   (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

   (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities:

   (4) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act.

All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been filed with respect to the Reorganization Transaction and the resulting change of control referenced in Items 1.01 and 5.01 on a timely basis.

Code of Ethics

Our Company has adopted a Code of Ethics which was attached to our 2003 Annual Report on Form 10-KSB as Exhibit 14. See Part III, Item 13.

SH Celera adopted a Code of Ethics which is filed as Exhibit 14.1 with this Form 8-K. See Item 9.01 Exhibit 14.1.

Audit Committee

We have no audit committee and believe, based upon our limited operations, that one is not necessary. If and when operations require, we will review these requirements.

SH Celera has formed an Audit Committee that currently consists of Messrs. Dale Spradling, who is considered "independent" under the National Association of Securities Dealers, Inc.'s definition. Mr. Spradling serves as the chairman of SH Celera's Audit Committee.

SH Celera's Audit Committee selects its independent auditors, reviews with such independent auditors the planning, scope and results of their audit of SH Celera's financial statements and the fees for services performed, reviews with the independent auditors the adequacy of internal control systems, reviews SH Celera's annual financial statements and reviews our audit reports and financial statements.

Compensation Committee

We have not established a Compensation Committee because we believe that our two member board of directors is able to effectively manage the issues normally considered by a Compensation Committee. If and when operations require, we will review these requirements.

SH Celera has formed a Compensation Committee that currently consists of Messrs. Hahn who is considered "independent" under the National Association of Securities Dealers, Inc.'s definition. Mr. Hahn serves as the chairman of SH Celera's Compensation Committee.

SH Celera's Compensation Committee determines the compensation for SH Celera's officers based upon recommendations from management.

Nominating and Corporate Governance Committee


We have not established a Nominating and Corporate Governance Committee because we believe that our two member board of directors is able to effectively manage the issues normally considered by a Nominating and Corporate Governance Committee. If and when further operations require, we will review these requirements.

SH Celera has formed a Corporate Governance/Nominating Committee that currently consists of Mr. Robert Gow, who is considered "independent" under the National Association of Securities Dealers, Inc.'s definition. Mr. Gow serves as chairman of SH Celera's Corporate Governance/Nominating Committee.

SH Celera's Corporate Governance/Nominating Committee is responsible for selecting, researching and nominating directors for election by SH Celera's stockholders, selecting nominees to fill vacancies on its board of directors or a committee of its board of directors, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of SH Celera's board of directors and SH Celera's management.

Executive Committee

In addition to these committees, SH Celera has formed an Executive Committee comprised of Messrs. Ellis, Jarkesy and Strawn, each executive officers of SH Celera. Messrs. Ellis and Strawn are also members of SH Celera's board of directors and are interested directors under the National Association of Securities Dealers, Inc.'s definition. Mr. Ellis serves as the chairman of the Executive Committee.

SH Celera's Executive Committee has been delegated, through its charter, the responsibility for all operations of SH Celera's business that may be lawfully delegated by SH Celera's board of directors.

On January 30, 2006 SH Celera's Executive Committee met for the first time to establish guidelines and proceeds and to develop the logistics necessary to implement the Company's business plan.


Additional Committees

As noted, we have not organized any standing committees, due to the limited nature of our operations. If our operations require, we will consider developing the necessary committees, including possible ad-hoc committees

SH Celera's management and board of directors anticipate forming additional ad-hoc committees as required. SH Celera's board of directors has determined that it would be in the best interests of both SH Celera and the Company to develop various Industry Advisory Committees, comprised of members that are qualified experts within their industrial fields and possess access to substantial resources, and accordingly has undertaken to form industry advisory committees.

SH Celera's Industry Advisory Committees

SH Celera has developed Industry Advisory Committees and its management is in the process of recruiting Industry Advisory Committee members in order to obtain in-depth expertise, experience and access to resources in various areas of science and industry. The expertise, experience and resources of members of these Industry Advisory Committees will be drawn upon by SH Celera's management in: (i) locating potential client companies, (ii) assisting in providing the Consulting Services to client companies, and (iii) serving on boards and as officers of client companies. In an effort to broaden the potential fields in which SH Celera possesses expertise, experience, and to access additional resources, SH Celera's management intends to constantly meet with and evaluate experts in various fields of science and industry for membership on one of its Industry Advisory Committees. To date SH Celera has formed the following Advisory Committees:

ADVISORY COMMITTEES
*    Construction Committee
*    Financial Committee
*    GEO Gas, Energy & Oil Committee
*    International Resources Committee
*    Life Science Committee
*    Manufacturing Committee
*    Marketing Committee
*    Media Committee
*    Real Estate Committee
*    Technology Committee

Each Industry Advisory Committee has been formed pursuant to a charter, and is subject to the authority of SH Celera's board of directors. In connection with joining an Industry Advisory Committee, each member must agree in writing to abide by SH Celera's Code of Ethics, and its Code of Business Conduct.

EXECUTIVE COMPENSATION

For information on the Company and our directors and executive officers compensation prior to the closing of the Reorganization Transaction, please see our 2005 10-KSB that is incorporated by reference in Item 9.01.

Cash Compensation our of Executive Officers and Directors

We do not have any commitments to pay any cash salaries or other cash compensation directly to any of our directors and/or officers in connection with their performance of such duties in such capacities.

Pursuant to the Facilities Administration and Operating Services Agreement, we are required to reimburse SH Celera in connection with monthly salaries paid by SH Celera to the following individuals in the following amounts:

Name                        Amount
Brain Rodriguez*                   $4,166

Dwayne Deslatte                    $6,250

* Mr. Rodriguez serves as a member of our board of directors and as our president and treasurer.

Stock Option Plans

We have not adopted any stock option plans.

Compensation of Directors

At a special meeting of our Company's Board of Directors, held October 4, 1995, our Board of Directors unanimously resolved to pay to each director of our Company 10,000 shares of "restricted securities" (common stock) valued at $0.01 per share, for each year or partial year of service, commencing on the date of the resolution. Effective October 29, 1997, Our Board of Directors resolved to increase the amount of annual compensation to 20,000 shares of "restricted securities" (common stock), valued at $0.01 per share. As of the date of the Reorganization Transaction, 160,000 "unregistered" and "restricted" shares have been issued to each of the following directors of our Company, pursuant to this resolution: Jack L. Burns; Michael L. Caswell; and Sam Bono; however, Mr. Burn's compensation was increased to 40,000 shares per year for calendar years commencing in 2003. The shares issued during the years ended December 31, 2000, were valued at $0.25 per share to coincide with the cash price of other securities sold by our Company at that time. The shares issued during the years ended December 31, 2001, were valued at $0.35 per share; and the shares issued during the year ended December 31, 2004, 2003 and 2002 were valued at $0.10. The shares issued during the year ended December 31, 2005, were valued at $0.15.

Upon agreeing to serve as a member of our board of directors and as president, Mr. Rodriguez received a total of 20,000 shares of restricted securities, valued at $3,000. Mr. Rodriguez will receive an additional 100,000 shares of restricted securities and will be paid 20,000 additional shares for each year he serves as member of the Board of Directors as provided in the October 29, 1997 resolutions.

Termination of Employment and Change of Control Arrangement

There are no employment contracts, compensatory plans or arrangements, including payments to be received from our Company, with respect to any director or executive officer of our Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with our Company, any change in control of the Company, or a change in the person's responsibilities following a change in control of our Company.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans

None.

Pension Table

None; not applicable.

Other Compensation

None.

Employment Contracts

We have not entered into any employment contract with any of our officers and directors. In connection with the Reorganization Transaction, we have agreed to reimburse SH Celera $50,000 of the total $100,000 annual salary paid to Mr. Rodriguez, and $75,000 of the total $75,000 annual salary paid to Mr. Deslatte under the Facilities Administration and Operating Services Agreement in connection with their services in providing the Consulting Services. For further information regarding the FA&OS Agreement, see "Organization and Business-Facilities Administration and Operating Services Agreement" or refer to the Facilities Administration and Operating Services Agreement attached to this Form 8-K as Exhibit 10.1. See Item 9.01 Exhibit 10.1.


Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. Under the terms of these indemnification agreements, We have agreed to indemnify each of these persons against damages, expenses and costs, and in certain cases advance expenses and costs in the event of legal actions that may be brought against them in their capacity in serving the Company. See "Indemnification of Directors and Officers and SH Celera," herein after.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Control of the Company

Upon completion of the Reorganization Transaction, SH Celera owned and controlled, directly, 17,300,744 or 80% of our outstanding post-split shares of common stock. Sand Hills Partners, L.L.C., a Delaware limited liability company ("SHP") owns 8,250,000 or approximately 89% of the issued and outstanding shares of common stock of SH Celera, thereby providing SHP control over SH Celera and control over the 17,300,744 post-split shares of our common stock. In addition, SHP owns Sand Hills General Partners, a Texas General Partnership ("SHGP"), which owns a total of 3,200,000 post-split shares of our common stock acquired in the connection with the restructure of the Waterbury Debt as disclosed in the March 24, 2006 8-K, which is incorporated herein by this reference See Item 9.01 March 24, 2006 8-K. As a consequence of its control over SH Celera and SHGP, SHP possesses total control over 20,500,744 shares of our common stock or approximately 94.2%. SHP is owned and controlled by Mr. John Ellis, who is a member of SH Celera's board of directors and its chairman, Mr. David Strawn, who is a member of SH Celera's board of directors and its chief executive officer and secretary and Mr. George Jarkesy, who is SH Celera's president and chief operating officer and a member of our board of directors and our chairman and chief executive officer. Consequently, these individuals, through their ownership of SHP will to a great extent be in a position to influence decisions of our board of directors in matters including both SH Celera's and their own compensation and to approve affiliated transactions, if any. These individuals both in their capacity as officers of SH Celera and as our controlling shareholders will act fairly and in full compliance with their fiduciary obligations. There can be no assurance, however, that we will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than we could have obtained had it been dealing with unrelated persons.

Certain of Our Directors and Officers are Also Officers of SH Celera

Both Mr. George Jarkesy, a member of our board of directors and our chairman and chief executive officer and Mr. Brian Rodriguez, a member of our board of directors and our president and chief financial officer also serve as executive officers of SH Celera, Mr. Jarkesy serving as its president and chief operating officer, and Mr. Rodriguez as its chief financing officer and chief valuation officer. Accordingly, each of these individuals posses a direct conflict of interests under the Facilities Administration and Operating Services Agreement and the Mutual Undertaking Agreement.

The Reorganization Transaction and the ancillary documents entered into in connection therewith were not negotiated by independent parties at arms length

The terms of the Reorganization Transaction including the terms contained in the Reorganization Plan and Agreement, the FA&OS Agreement, the Mutual Undertaking Agreement, the Agreement to Assume Debt and Release, Waiver and Novation Agreement and the Assignment, Assumption and Confirmation Agreement, were not negotiated by independent parties at arms-length. Conversely, the Reorganization Transaction, as set forth in these various agreements was structured and documented by the members of Sand Hills Partners, LLC, which controls approximately 94.2% of our outstanding shares at the time these transactions were structured and documented. Accordingly, it is reasonable to assume that the Reorganization Transaction was designed and executed principally to benefit the members of Sand Hills Partners, LLC.

Other Business Ventures

Although we have obtained direct covenants from SH Celera that it will not, without our permission: (i) solicit any client company for the purpose of performing any of the Consulting Services performed by us in competition with us, (ii) enter into or assist others in entering into any business in competition with us that would offer or perform the Consulting Services or
(iii) utilize any confidential information belonging to us, individuals who are our officers, directors, consultants and advisors or officers, directors, consultants and advisors to SH Celera may engage for their own account, or for the account of others, in other business ventures for which we shall not be entitled to any interest. We may, at some time in the future, compete for the management services of our officers and directors. These officers and directors may be placed in a position where their decision will favor other operations in which they are associated over those of the Company resulting in a conflict of interest. It should also be noted that it might be expedient for them to favor one operation over another since their participation in such operations will vary.

RECENT SALES OF UNREGISTERED SECURITIES

For information regarding our sale of unregistered securities prior to the closing of the Reorganization Transaction, please see our 2005 10-KSB that is incorporated by reference in Item 9.01

Pursuant to the Reorganization Plan and Agreement, on July 31, 2006 we authorized the issuance of 17,300,744 post-split shares of our $0.01 par value per share common stock as "restricted securities" to SH Celera. See
Item 1.01 Entry into a Material Definitive Agreement herein above and Item
2.01 Changes in Control of Registrant.

These securities will be issued to SH Celera for the consideration enumerated in Item 5.01 Changes in Control of Registrant herein above, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF SECURITIES

We have a total of 55,000,000 authorized shares, 50,000,000 of which are common and 5,000,000 of which are preferred. There are no outstanding options or warrants to purchase our stock, and no stock has been authorized for issuance under any equity compensation plans. Under Colorado law, our stockholders generally are not personally liable for our debts or obligations.


Common Stock

     All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our Amended and Restated Articles of Incorporation allow our board of directors to issue preferred stock with rights and preferences set by the board without further stockholder approval. The issuance of shares of this "blank check" preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to impede the attempt by issuing the preferred shares, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. Our board of directors has the right to issue any new shares, including preferred shares, without first offering them to the holders of common stock as they have no preemptive rights.

Transfer Agent

Our transfer agent is American Registrar and Transfer Co. located at 342 East 900 South, Salt Lake City, Utah 84111

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS PURCHASES OF EQUITY SECURITIES

Market Information

There has been no "established trading market" for shares of our Company's common stock during the past five years. On or about September 1, 1995, we obtained a listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("the NASD") under the trading symbol "GOII." However, except as shown below, no bid or asked quotations have been reflected since that time. There can be no assurance that a public market for our Company's securities will develop.

As a result of our name change to "G/O Business Solutions, Inc., which was effective on August 1, 2006, we were required to obtain another trading symbol which was assigned effective August 15, 2006 as "GOSB".

The range of high and low bid quotations for our common stock during each quarter beginning June 30, 2004 through June 30, 2006, and December 31, 2005, is shown below. Prices are inter-dealer quotations as reported by the NASD (or the NQB, LLC) and do not necessarily reflect transactions, retail markups, mark downs or commissions.

Stock Quotes


Quarter Ended                     Bid High              Bid Low
June 30, 2004                        .20                  .18
September 30, 2004                   .18                  .15
December 31, 2004                    .17                  .17
March 31, 2005                       .17                  .15
June 30, 2005                        .15                  .15
September 30, 2005                   .15                  .15
December 31, 2005                    .15                  .15
March 31, 2006                       .15                  .15
June 30, 2006                        .51                  .25

No assurance can be given that any "established trading market" will ever commence, or continue, if one does commence. The resale of "restricted securities" and other securities of our Company that are currently outstanding or that may be issued in the future could have an adverse effect on any such market that may commence or exist in the future. 1,095,186 shares of our common stock that were issued and outstanding immediately prior to the closing of the Reorganization Transaction have satisfied all requirements of Rule 144 to be publicly traded.

On or after July 26, 2007, all of the remaining 20,530,744 shares of our currently outstanding common stock will be available for public resale under Rule 144, provided, however, the resale of certain of these shares will be subject to certain volume restrictions for those shares that are held by members of our management or other "affiliates" of our Company.

Generally, "restricted securities" can be resold under Rule 144 once they have been held for at least one year (subparagraph (d) thereof), provided that the issuer of the securities satisfies the "current public information" requirements (subparagraph (c)) of the Rule; no more than 1% of the outstanding securities of the issuer are sold in any three month period (subparagraph (e)); the seller does not arrange or solicit the solicitation of buyers for the securities in anticipation of or in connection with the sale transaction and does not make any payment to anyone in connection with the sales transaction except to the broker/dealer whom executes the trade or trades in the securities (subparagraph (f)); the shares are sold in "brokers' transactions" only (subparagraph (g)); the seller files a Notice on Form 144 with the Securities and Exchange Commission at or prior to the sales transaction (subparagraph (h)); and the seller has a bona fide intent to sell the securities within a reasonable time of the filing of such Form. Once two years have lapsed, assuming the holder of the securities is not an affiliate" of the issuer, unlimited sales can be made without further compliance with the terms and provisions of Rule 144.

Holders

The number of record holders of our Company's common stock, as of July 26, 2006, was 769.

Dividends

Our Company has not declared any cash dividends with respect to our common stock, and does not intend to declare cash dividends in the foreseeable future. The present intention of management is to utilize all available funds for the development of our Company's business. There are no material restrictions limiting, or that are likely to limit, our Company's ability to pay dividends on our common stock.

We anticipate that, from time to time, we will accept property or shares of a client (Non-Cash Compensation") as compensation in connection with the provision of the Consulting Services. In connection therewith, we have agreed with SH Celera to distribute any Non-Cash Compensation to our shareholder through a dividend distribution that will be undertaken upon completion of necessary steps to lawfully distribute such Non-Cash Compensation. We have been advised by legal counsel that in order to avoid potential classification as an investment company under Section 3 of the Investment Company Act of 1940 (the "ICA") it may be necessary to complete such a dividend distribution of certain Non-Cash Compensation comprised of shares of a client company, pursuant to a registration under the Securities Act of 1933, as amended, which we will undertake, if required. If we are required to undertake such a registration, we will attempt to negotiate with the client from whom we have received such Non-Cash Compensation requiring them, as a condition to our accepting such Non-Cash Compensation, to bear all costs associated with such registration, and to compensate both us and SH Celera for the time and services rendered in connection with undertaking and completing such dividend distribution.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

During the two most recent fiscal years, our principal independent accountant has not resigned, and was not dismissed, and we intend to utilize our existing independent account in the foreseeable future to prepare and submit financial statements on behalf of the Company.

During the two most recent fiscal years, SH Celera's principal independent accountant has not resigned, and was not dismissed, and SH Celera intends to utilize its existing independent account in the foreseeable future to prepare and submit financial statements on behalf of SH Celera, with our independent accounts performing the consolidation of the financial statements if required.


INDEMNIFICATION OF DIRECTORS AND OFFICERS AND SH CELERA

Article VI of our Amended and Restated Articles of Incorporation provides that we may indemnify any director, officer, employee, fiduciary or agent to the full extent permitted by the Colorado Corporations and Associations Act as in effect at the time of the conduct of such person.

Additionally Article X of our Amended and Restated Articles of Incorporation provides that no director shall be liable to the company or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Colorado Corporation and Association Section 7-108-402; (b) shall have breached the directors' duty of loyalty to the Company or its shareholders;
(c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; or (d) shall have acted or failed to act in a manner involving intentional misconduct or knowing violation of law or (e) shall have derived an improper personal benefit.

Colorado Corporation and Association Section 7-108-402 provides (1) If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

(2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonable believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

On January 24, 2006, we entered into an Indemnification Agreement with Brian Rodriguez in connection with his agreement to join our board of directors and serve as our president. A copy of the form of Indemnification Agreement is attached to this Form 8-K as Exhibit 10.5. See Item 9.01 Exhibit 10.5

On July 26, 2006, pursuant to the Reorganization Transaction, we entered into an Indemnification Agreement with George Jarkesy in connection with his agreement to join our board of directors and service as our chairman and chief executive officer. A copy of the form of Indemnification Agreement is attached to this Form 8-K as Exhibit 10.5. See Item 9.01 Exhibit 10.5

Under the terms of these Indemnification Agreements, we have agreed to indemnify each of these persons against damages, expenses and costs, and in certain cases advance expenses and costs in the event of legal actions that may be brought against them in their capacity in serving the Company.

The foregoing does not purport to be a complete description of the Indemnification Agreements entered into with Messrs. Rodriguez and Jarkesy, and is qualified in their entirety by reference to the Indemnification Agreements delivered to Messrs. Rodriguez and Jarkesy the form of which is filed herewith as Exhibits 10.5. See Item 9.01 Exhibit 10.5.

In addition to the Indemnification Agreements delivered to our directors and officers, we have agreed, in FA&OS Agreement to indemnify and hold harmless SH Celera, its directors, officers, managers, partners, agents, employees, controlling persons, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), in connection with the performance of any of its duties or obligations under the Facilities Administrative and Operating Services Agreement and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of SH Celera's duties or obligations under the FA&OS Agreement. Such indemnification and hold harmless will not apply to any claims resulting from SH Celera's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of SH Celera's duties and obligations under the Facilities Administration and Operating Services Agreement; provided, however, that the maximum liability of SH Celera or any other Indemnified Party is limited to the total compensation paid to SH Celera under the Facilities Administration and Operating Services Agreement.

The foregoing does not purport to be a complete description of our indemnification undertakings contained in the FA&OS Agreement and is qualified in its entirety by reference to the FA&OS Agreement filed herewith as Exhibit 10.1. See Item 9.01 Exhibit 10.1.


Item 9.01 Financial Statements and Exhibits

Our 2005 10-KSB, March 31, 2006 10-QSB and June 30, 2006 10-QSB contain our Financial Information through June 30, 2006 and we have included in this Form 8-K, pro forma balance sheets as of March 15, 2006, and June 30, 2006 reflecting the Reorganization Transaction. We have also included in this Form 8-K financial information of SH Celera Capital Corporation including audited financial statements from inception through March 15, 2006, and unaudited financial statements for the period from inception through June 30, 2006.


(a) Financial Statement of SH Celera Capital Corporation

       (i) Audited for the period from inception to the period ending March 15, 2006



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
  SH Celera Capital Corporation
  (a development stage company)
  Houston, Texas


We have audited the accompanying balance sheet of SH Celera Capital Corporation ("SH Celera") (a development stage company) as of March 15, 2006 and the related statements of expenses, changes in stockholders' equity and cash flows for the period from inception (December 1, 2005) through March 15, 2006. These financial statements are the responsibility of SH Celera's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SH Celera as of March 15, 2006 and the results of its operations and cash flows for the period from inception through March 15, 2006 conformity with accounting principles generally accepted in the United States of America.

/s/Malone & Bailey, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

April 3, 2006
except for Note 9
which is dated August 15, 2006

                  SH Celera Capital Corporation
                  (a development stage company)
                          Balance Sheet
                       As of March 15, 2006


                             ASSETS

Current assets:
    Cash                                                    $       472,936
    Marketable securities                                           675,000
                                                            ---------------
TOTAL ASSETS                                                $     1,147,936
                                                            ===============



              LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
    Accounts payable - related parties                      $        33,640
                                                            ---------------
  Total current liabilities                                          33,640
                                                            ---------------



STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 100,000,000 shares
    authorized; 9,180,000 shares issued and outstanding               9,180
Additional paid-in capital                                        1,336,036
Deficit accumulated during the development stage                   (230,920)
                                                            ---------------
Total stockholders' equity                                        1,114,296
                                                            ---------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $     1,147,936
                                                            ===============





See accompanying summary of accounting policies and notes to financial statements.

                 SH Celera Capital Corporation
                 (a development stage company)
                     Statement of Expenses
For the Period from Inception (December 1, 2005) through March 15, 2006



OPERATING EXPENSES:

General and administrative                                  $       230,920
                                                            ---------------
Total operating expenses                                            230,920
                                                            ---------------
NET LOSS                                                    $      (230,920)
                                                            ===============

Basic and diluted net loss per share                        $         (0.03)

Weighted average common shares outstanding                        7,594,917



See accompanying summary of accounting policies and notes to financial statements.

                 SH Celera Capital Corporation
                 (a development stage company)
          Statement of Changes in Stockholders' Equity
For the Period from Inception (December 1, 2005) through March 15, 2006



                                                           Deficit
                                                         Accumulated
                                              Additional  During the
                             Common Stock       Paid-in   Development
                            Shares      Par     Capital      Stage     Total

Shares issued for investment 8,250,000 $8,250  $ 671,750 $      -   $ 680,000

Shares issued for cash         750,000    750    449,250        -     450,000

Shares issued for exercise of
    options and warrants       180,000    180     17,820        -      18,000

Option and warrant expense           -      -    197,216        -     197,216

Net loss                             -      -          - (230,920)   (230,920)
                             --------- ------ ---------- -------- -----------
Balances, March 15, 2006     9,180,000 $9,180 $1,336,036$(230,920)$(1,114,296)
                             ========= ====== ========== ======== ===========

See accompanying summary of accounting policies and notes to financial statements.

                 SH Celera Capital Corporation
                 (a development stage company)
                    Statement of Cash Flows
For the Period from Inception (December 1, 2005) through March 15, 2006



CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss
                                                       $        (230,920)
  Adjustments to reconcile net loss
  to net cash used in operating activities:
    Stock-based compensation expense                             197,216
  Change in:
    Accounts payable- related parties                             33,640
                                                       -----------------
  Net cash used in operating activities                              (64)
                                                       -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock                             455,000
  Proceeds from exercise of options and warrants                  18,000
                                                       -----------------
  Net cash provided by financing activities                      473,000
                                                       -----------------
NET CHANGES IN CASH                                              472,936

CASH AND CASH EQUIVALENTS, beginning of period                         -
                                                       -----------------
CASH AND CASH EQUIVALENTS, end of period               $         472,936
                                                       =================

Supplementary information

Cash paid for:
     Interest                                          $               -
     Income tax                                                        -

Non-cash investing and financing transactions:
     Shares issued for Forster investment              $         675,000


See accompanying summary of accounting policies and notes to financial statements.

                  SH CELERA CAPITAL CORPORATION
                  (a development stage company)
                Notes to the Financial Statements


NOTE 1 - ORGANIZATION

SH Celera Capital Corporation ("SH Celera") was formed in December 2005 by its founders to undertake locating, evaluating, selecting, capitalizing and managing investments in companies that present the opportunity, in the judgment of management, to realize, from such investment, a short to medium term (6 to 18 months) cash return on investment in excess of risk adjusted market rates, through investment selection and structures that assure a highly predictable liquidity event.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Marketable Securities. SH Celera determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance-sheet date. Marketable securities are classified as held-to-maturity when SH Celera has the positive intent and ability to hold the securities to maturity. Marketable securities for which SH Celera does not have the intent or ability to hold to maturity are classified as available-for-sale. Held-to-maturity securities are recorded as either short term or long term on the balance sheet based on the contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading, are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders' equity.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

Stock Options. SH Celera adopted SFAS No 123R for the transactions in which an entity exchanges its equity instruments for goods or services. SFAS No 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are earned.

During the period from inception through March 15, 2006, SH Celera granted 150,000 options to two employees and the weighted average fair value of the stock options granted during the period was $0.29. Variables used in the Black-Scholes option-pricing model include (1) 3.5% risk-free interest rate,
(2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is 153.25% and (4) zero expected dividends.

Basic and Diluted Net Loss Per Common Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net income adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. Basic and diluted loss per share is the same due to potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net income per common share.

Newly Issued Accounting Pronouncements. In February of 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140,
"Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of FASB Statement No. 125."
SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006. SH Celera is currently evaluating the impact SFAS No. 155 will have on its financial statements, if any.

SH Celera does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flow.


NOTE 3 - MARKETABLE SECURITIES

SH Celera obtained its first portfolio company as the result of contributions made by its founding stockholders through their management company, Sand Hills Partners L.L.C. On December 16, 2005, SH Celera received $5,000 cash and, a total of 1,800,000 shares of the common stock of Forster Drilling Corporation ("Forster"), a Nevada Corporation, from Sand Hills Partners and issued 8,250,000 shares of its common stock to Sand Hills Partners.

Forster is engaged in the businesses of: (i) providing contract land drilling services to independent and major oil and gas exploration and production companies, (ii) acquiring and refurbishing used rotary drilling rigs, and
(iii) exploring for, development, production and sale of oil and natural gas.

SH Celera valued the 1,800,000 shares of Forster at $675,000 or the equivalent of $0.375 per shares at the time of the contribution, based upon what management believes are comparables for companies engaged in the same business and based upon the fact that Forster recently completed an offering of its shares of common stock at a price of $0.75 per share.

SH Celera's equity investment in Forster is classified as trading securities and is carried at its fair value based on the estimated market prices of the securities at December 16, 2005 and March 15, 2006. There were no net realized and unrealized gains and losses on trading securities included in net earnings due to the lack of stock transactions in this period.


NOTE 4 - STOCKHOLDERS' EQUITY

For the period from inception through March 15, 2006:

SH Celera issued 8,250,000 shares of its common stock to Sand Hills Partners in exchange for $5,000 cash and, a total of 1,800,000 shares of the common stock of Forster Drilling. (see Note 3 for details).

SH Celera sold 750,000 shares of its common stock for a total of $450,000.

Several warrant holders exercised their warrants to acquire 180,000 shares of common stock and SH Celera received proceeds totaling $18,000.


NOTE 5 - MANAGEMENT AND BOARD OF DIRECTORS AGREEMENTS

During 2005, SH Celera entered into agreements with several individuals that will comprise SH Celera's management and board of directors. These agreements include annual compensation of approximately $485,000. These agreements also granted options and warrants to purchase 300,000 shares of SH Celera's common stock. See Note 8 for details.


NOTE 6 - RELATED PARTY TRANSACTIONS

SH Celera's Chief Financial Officer and Executive Vice President of Business Research & Analysis have served as consultants to Sand Hills Partners. Sand Hills Partners is owned and managed by SH Celera's founding stockholders and executives.

SH Celera's President/Chief Operating Officer has provided office space to SH Celera at no charge.


NOTE 7 - INCOME TAXES

SH Celera uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period from inception through March 15, 2006, SH Celera incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $34,000 at March 15, 2006, and will expire during the year 2026.

At March 15, 2006, deferred tax assets consisted of the following:

  Deferred tax assets
      Net operating losses                       $         11,560
      Less: valuation allowance                           (11,560)
                                                 ----------------
  Net deferred tax assets                        $              -
                                                 ================


NOTE 8 - STOCK OPTIONS AND WARRANTS

Stock Options:

In January 2006, options to purchase 150,000 shares of common stock were issued to two employees at an exercise price of $0.02 per share. The fair value of $87,026 on these options has been expensed as of March 15, 2006.

Warrants:

In January 2006, warrants to purchase 150,000 shares of common stock were issued to several directors at an exercise price of $0.10 per share. The fair value of $75,130 on these warrants has been expensed as of March 15, 2006. All of the warrants were exercised during February 2006.

In January and February 2006, warrants to purchase 70,000 shares of common stock were issued to several advisory committee members at an exercise price of $0.10 per share. The fair value of $35,060 on these warrants has been expensed as of March 15, 2006. As of March 15, 2006, 30,000 warrants had been exercised.

Summary information regarding options and warrants is as follows:

                                      Weighted                        Weighted
                                       Average                         Average
                                      Exercise                        Exercise
                            Options      Price          Warrants         Price

Period from inception
through March 15, 2006:
  Granted                   150,000   $    0.02          220,000      $  0.10
  Exercised                       -           -         (180,000)        0.10
                            -------   ---------       ----------      -------
Outstanding at March 15,
2006                        150,000   $    0.02           40,000      $  0.10
                            =======   =========       ==========      =======

Options and warrants outstanding and exercisable as of March 15, 2006:

Exercise           Remaining    Options      Options    Warrants    Warrants
Price                   Life  Outstanding  Exercisable Outstanding Exercisable
$0.02              0.10 year      150,000      150,000          -          -
 0.10              0.13 year            -            -     40,000     40,000
                                  -------      -------     ------     ------
                                  150,000      150,000     40,000     40,000
                                  =======      =======     ======     ======


NOTE 9 - SUBSEQUENT EVENTS

In May 2006, SH Celera executed a lease agreement to lease an office building in Houston, Texas. This non-cancelable lease will terminate on May 1, 2007. The lease calls for monthly rental payments of $3,000 and includes options for SH Celera to extend the lease an additional three years. The lease also includes an option for SH Celera to purchase the office building at will any time during the lease.

On June 26, 2006, SH Celera entered into a letter of intent to enter into a reorganization transaction with G/O Business Solutions, Inc., ("G/O"). Upon closing of the proposed reorganization transaction, SH Celera will: (i) assume up to $65,000 of the current liabilities of G/O, (ii) provide G/O with working capital of $50,000, (iii) enter into a facilities administration and operating services agreement with G/O, whereby G/O will compensate SH Celera for facilities and labor provided to assist G/O in offering fee-based business consulting services to third parties, (iv) commit to perform a 2-for-1 reverse split and undertake to issue 486,053 post-split shares of its $0.001 par value per share common stock to G/O, for further distribution to the G/O stockholders, upon the fulfillment of certain conditions, and (v) assign to G/O all of its rights under certain retainer agreements, entered into by SH Celera, pursuant to which SH Celera has received the right to receive certain fees in connection with providing fee based business consulting services. Upon closing of the reorganization transaction, G/O will (i) deliver to SH Celera a total of 17,300,744 newly issued post-split shares of its $0.01 par value per share restricted common stock, (ii) transfer to SH Celera a total of 356,999 shares of Waterbury Resources, Ltd., its minority-owned Cayman Islands subsidiary company; (iii) enter into the facilities administration and operating services agreement (iv) enter into a mutual undertaking agreement thereby agreeing to undertake a financing of not less than $2,500,000 through the sale of its shares of preferred stock and
(iv) designate an appointee as a member of its board of directors.. As a result, upon completion of the reorganization transaction, SH Celera will have issued and outstanding a total of not greater than 9,235,000 shares of its $0.001 par value per share common stock. Consequently, the 486,053 shares of SH Celera's common stock, issuable to G/O for distribution to its stockholders, upon fulfillment of certain conditions, if and when issued, will represent 5% of the issued and outstanding shares of SH Celera's common stock, assuming no additional shares are issued prior thereto. In addition, SH Celera will own 80% of G/O, with the remaining 20% owned by the existing stockholders of G/O. This transaction is closed on August 15, 2006.

On August 15, 2006, SH Celera adopted a 2-for-1 reverse stock split to reduce the numbers of shares of common stock outstanding as of the close of business August 7, 2006. Shares outstanding and net loss per shares presented in these financial statements reflect the reverse split.


(ii) Unaudited for the period from inception to June 30, 2006

                 SH Celera Capital Corporation
                 (a development stage company)
                         Balance Sheets
                          (unaudited)

                             ASSETS

                                        June 30, 2006      March 15, 2006
                                   --------------------    ----------------
Current assets:
    Cash                           $            361,618    $        472,936
    Other current assets                          7,480                   -
    Marketable securities                     4,050,000             675,000
                                   --------------------    ----------------
  Total current assets                        4,419,098           1,147,936
                                   --------------------    ----------------

  Fixed assets, net accumulated
   depreciation of $2,115                        30,541                   -
  Other assets                                    3,000                   -
                                   --------------------    ----------------
Total assets                       $          4,452,639    $      1,147,936
                                   ====================    ================

                LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
    Accounts payable              $              26,839    $              -
    Accounts payable - related parties                -              33,640
    Accrued expenses                             14,777                   -
    Deferred revenue                             40,000                   -
                                   --------------------    ----------------
  Total current liabilities                      81,616              33,640
                                   --------------------    ----------------

STOCKHOLDERS' EQUITY

Common stock, $.001 par value,
 100,000,000 shares authorized;
 9,235,000 and 9,180,000 shares
 issued and outstanding                           9,235              9,180
Additional paid-in capital                    1,356,808          1,336,036
Earnings (deficit) accumulated during
    the development stage                     3,004,980           (230,920)
                                   --------------------    ---------------
Total stockholders' equity                    4,371,023           1,114,296
                                   --------------------    ----------------
Total liabilities and stockholders'
equity                             $          4,452,639    $      1,147,936
                                   ====================    ================

                 SH Celera Capital Corporation
                 (a development stage company)
                    Statements of Operations



                                 For the three For the six  From inception
                                 months ended months ended (December 1, 2005) June 30, 2006 June 30, 2006 through June 30,
                                                                 2006

Revenue:
  Professional services        $   20,000      $    20,000   $    20,000
                               ----------      -----------   -----------

Operating expenses:
  General and administrative      144,571          391,195       391,195
  Depreciation expense              1,983            2,115         2,115
                              -----------      -----------   -----------
  Total operating expenses        146,554          393,310       393,310
                              -----------      -----------   -----------

Operating loss                   (126,554)        (373,310)     (373,310)

Other income:
  Interest income                   2,558            3,290         3,290
  Gain on equity securities     3,375,000        3,375,000     3,375,000
                              -----------      -----------   -----------
Net income                    $ 3,251,004      $ 3,004,980   $ 3,004,980
                              ===========      ===========   ===========



Basic net income per share    $      0.35      $      0.33
Diluted net income per share         0.35             0.33

Weighted average common shares
 outstanding                    9,227,956        8,998,950

                 SH Celera Capital Corporation
                 (a development stage company)
                    Statements of Cash Flows

                                              For the six    From inception
                                              months ended  (December 1, 2005)
                                             June 30, 2006   through June 30,
                                                                  2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                     $ 3,004,980    $  3,004,980
  Adjustments to reconcile net loss
  to net cash used in operating activities:
    Stock-based compensation expense               212,543         212,543
    Depreciation expense                             2,115           2,115
Gain on equity securities                       (3,375,000)     (3,375,000)
    Change in:
      Other current assets                          (7,480)         (7,480)
      Other assets                                  (3,000)         (3,000)
      Accounts payable                              26,839          26,839
      Accrued expenses                              14,777          14,777
      Deferred revenue                              40,000          40,000
                                               -----------    ------------
  Net cash used in operating activities            (84,226)        (84,226)
                                               -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                         (32,656)        (32,656)
                                               -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from shares issued for investment         5,000           5,000
  Proceeds from sale of common stock               450,000         450,000
  Proceeds from exercise of options and warrants    23,500          23,500
                                               -----------    ------------
  Net cash provided by financing activities        478,500         478,500
                                               -----------    ------------

NET CHANGES IN CASH                                361,618         361,618
Cash and cash equivalents, beginning of period           -               -
                                               -----------    ------------
Cash and cash equivalent, end of period        $   361,618    $    361,618
                                               ===========    ============

Supplementary information:

Cash paid for:
  Interest                                     $         -    $          -
  Income tax                                             -               -

Non-cash investing and financing transactions:
  Shares issued for investment                     675,000         675,000

                  SH CELERA CAPITAL CORPORATION
                  (a development stage company)
                  Notes to Financial Statements


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of SH Celera Capital Corporation ("SH Celera"), (a development stage company), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in SH Celera's latest Annual Report filed with the SEC on Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2005, as reported in Form 8-K, have been omitted


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition. SH Celera recognizes revenue under the provisions of Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"). SAB
104 generally provides that revenue for time-based services be recognized over the average length of the services being provided. For contracts whereby we are required to achieve certain milestones and/or submit deliverables, SH Celera recognizes revenues upon completion. The difference between payments received for services and the amount recognized as revenue is recorded as Deferred Revenue, which is included in Accrued Liabilities in our balance sheet.


NOTE 3 - MARKETABLE SECURITIES

The composition of trading securities, classified as current assets, is as follows at June 30, 2006:
                                           Cost             Fair Value
                                   ---------------     ---------------
Investment in Forster                $     675,000        $  4,050,000

Gain on equity securities for the three and six months ended June 30, 2006 and for the period from inception through June 30, 2006, consists of the following:

                                For the three  For the six  From inception
                                months ended   months ended (December 1, 2005)
                               June 30, 2006   June 30, 2006 through June 30,
                                                                2006

Unrealized holding gain        $   3,375,000  $  3,375,000   $ 3,375,000


NOTE 4 - STOCKHOLDERS' EQUITY

For the period from March 16, 2006 through June 30, 2006, several warrant holders exercised their warrants to acquire 55,000 shares of common stock and SH Celera received proceeds totaling $5,500.


NOTE 5 - STOCK WARRANTS

Warrants:

For the period from March 16, 2006 through June 30, 2006, warrants to purchase 30,000 shares of common stock were issued to several advisory committee members at an exercise price of $0.10 per share. The fair value of $15,327 on these warrants has been expensed as of June 30, 2006. As of June 30, 2006, 60,000 warrants had been exercised.


NOTE 6 - SUBSEQUENT EVENTS

On July 27, 2006, Sand Hills Partners transferred 1,500,000 shares of common stock of HoustonPharma, a Houston-based biotechnology company, to SH Celera for no consideration. Sand Hills Partners is owned and managed by SH Celera's founding stockholders and executives.


(b). Proforma consolidated financial information as of

     (i) March 15, 2006

As a result of the Reorganization Transaction, the financial statements of SH Celera and G/O must be consolidated. Accordingly, the following unaudited pro forma financial statements have been prepared on a consolidated basis, from information that has been derived from the financial statements of SH Celera Capital Corporation ("SH Celera") at March 15, 2006 and G/O Business Solutions, Inc. ("G/O") as of December 31, 2005 and adjusts such information to give effect to the Reorganization Transaction between G/O Business Solutions, Inc. ("G/O"), as if the Reorganization Transaction had occurred at March 15, 2006. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition Reorganization Transaction had been consummated at March 15, 2006. The pro forma financial statements should be read in conjunction with each company's consolidated financial statements and related notes thereto contained herein and in G/O's latest annual and quarterly reports filed with the SEC.

Pro forma consolidated condensed balance sheet:


                                 SH Celera    G/O
                                  3/15/06   12/31/05   Adjustments  Pro Forma

Assets:
    Cash                      $  472,936   $      -     $       -  $  472,936
    Marketable securities        675,000          -             -     675,000
                              ----------   --------     ---------  ----------
Total assets                  $1,147,936   $      -     $       -  $1,147,936
                              ==========   ========     =========  ==========


Liabilities:
    Accounts payable         $         -   $ 82,389     $       - $    82,389
    Accounts payable - related
      parties                     33,640          -             -      33,640
    Accrued interest - accounts
      payable                          -      7,042             -       7,042
    Notes payable                      -    408,500             -     408,500
    Accrued interest - notes payable   -    234,978             -     234,978
    Advances from stockholders         -     31,348             -      31,348
    Accrued interest - advances
      from stockholders                -      6,040             -       6,040
                             -----------   --------     --------- -----------
Total liabilities                 33,640    770,297             -     803,937
                             -----------   --------     --------- -----------

Stockholders' equity / (deficit):
    Preferred stock, $0.01
    par value, 5,000,000
    shares authorized and
    none Issued and outstanding        -          -             -           -
    Common stock, $0.001 par
    value, 100,000,000 shares
    authorized and 9,180,000
    shares issued and
    outstanding                    9,180          - (2)       486       9,666
    Common stock, $0.01 par value,
    50,000,000 shares authorized
    and 4,325,186 shares
    issued and outstanding             -     43,252 (1)   (43,252)          -
    Additional paid in capital 1,336,036  2,683,126 (1)(2,683,126)  1,335,550
                                                    (2)      (486)

    Retained deficit            (230,920)(3,496,675)(1) 3,496,675  (1,001,217)
                                                    (1)  (770,297)
                              ---------- ----------    ----------  ----------
Total stockholders' deficit    1,114,296   (770,297)            -     343,999
                              ---------- ----------    ----------  ----------
Total liabilities and
stockholders' equity/(deficit)$1,147,936 $        -    $        -  $1,147,936
                              ========== ==========    ==========  ==========



Notes to pro forma consolidated condensed financial statements:

(1) On the date of the reorganization, SH Celera assumed up to $65,000 of the existing liabilities the liabilities of G/O and consolidates the equity of G/O.

(2) Pursuant to the Reorganization Plan and Agreement and the Mutual Undertaking Agreement executed in connection therewith, SH Celera undertook to issue 486,053 shares of its $0.001 par value per share common stock to were issued to G/O under the reorganization upon the fulfillment of a number of conditions.

     (ii) June 30, 2006

The following unaudited pro forma financial statements have been derived from the financial statements of SH Celera Capital Corporation ("SH Celera at June 30, 2006 and adjusts such information to give effect to its reorganization with G/O Business Solutions, Inc. ("G/O", as if the reorganization had occurred at June 30, 2006. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at June 30, 2006. The pro forma financial statements should be read in conjunction with each company's consolidated financial statements and related notes thereto contained herein and in G/O's latest annual and quarterly reports filed with the SEC.

Pro forma consolidated condensed balance sheet:

                                 SH Celera     G/O
                                  6/30/06   6/30/06  Adjustments   Pro Forma

Assets:
    Cash                        $  361,618  $      -   $      -   $  361,618
    Marketable securities        4,050,000         -          -    4,050,000
    Other current assets             7,480         -          -        7,480
    Property & Equipment (net)      30,541         -          -       30,541
    Other non-current assets         3,000         -          -        3,000
                                ----------  --------   --------   ----------
Total assets                    $4,452,639  $      -   $      -   $4,452,639
                                ==========  ========   ========   ==========

Liabilities:
    Accounts payable            $   26,839  $ 60,223   $      -   $  87,062
    Advances from stockholders           -    35,838          -      35,838
    Accrued interest  advances
     from stockholders                   -     7,462          -       7,462
    Accrued expenses                14,777         -          -      14,777
    Deferred revenue                40,000         -          -      40,000
                                ----------  --------   --------   ---------
Total liabilities                   81,616   103,523          -     185,139
                                ----------  --------   --------   ---------

Stockholders equity / (deficit):
    Preferred stock, $0.01 par
    value, 5,000,000 shares
    authorized and none Issued
    and outstanding                      -         -          -           -
    Common stock, $0.001 par
    value, 100,000,000 shares
    authorized and 9,235,000
    shares issued and outstanding    9,235         - (2)       486     9,721
    Common stock, $0.01 par value,
    50,000,000 shares authorized
    and 4,325,186 shares issued
    and outstanding                      -    43,252 (1)   (43,252)        -
    Additional paid in capital   1,356,808 3,371,973 (1)(3,371,973)1,356,322
                                                   - (2)      (486)        -
    Retained deficit             3,004,980(3,518,748)(1) 3,518,748 2,901,457
                                         -         - (1)  (103,523)        -
                                ---------- ---------    ---------- ---------
Total stockholders deficit       4,371,023  (103,523)            - 4,267,500
                                ---------- ---------    ---------- ---------
Total liabilities and
stockholders equity /(deficit)  $4,452,639 $       -    $        -$4,452,639
                                ========== =========    ========== =========


Notes to pro forma consolidated condensed financial statements:

(1) On the date of the reorganization, SH Celera assumed up to $65,000 of the existing liabilities the liabilities of G/O and consolidates the equity of G/O.

(2) Pursuant to the Reorganization Plan and Agreement and the Mutual Undertaking Agreement executed in connection therewith, SH Celera undertook to issue 486,053 shares of its $0.001 par value per share common stock to were issued to G/O under the reorganization upon the fulfillment of a number of conditions.

(c) Registrants Exhibits

Ex.           Document
2.1    Reorganization Plan and Agreement
           Schedule A List of SH Celera Subsidiaries
           Schedule B List of SH Celera Assets
           Schedule C List of SH Celera permits, trademarks etc.
           Schedule D List of SH Celera Material Contracts
           Schedule E List of SH Celera Equipment
           Schedule F SH Celera Exceptions to Title
           Schedule G SH Celera list of insurance
           Schedule H List of SH Celera management and staff
           Schedule I List of SH Celera Litigation
           Schedule J SH Celera List of Exceptions to representations Schedule K G/O Subsidiaries
           Schedule L G/O 34 Act Registration Materials

           Exhibit A SH Celera Financial Statements
           Exhibit B SH Celera Investment Letter-G/O Shares
           Exhibit C SH Celera Investment Letter-Waterbury Shares
           Exhibit D Facilities Administration and Operating Services
                     Agreement See Exhibit 10.1
           Exhibit E Mutual Undertaking Agreement. See Exhibit 10.2
           Exhibit F Agreement to Assume Debt and Release, Waiver and
                     Novation. See Exhibit 10.3
           Exhibit G-Assignment, Assumption and Confirmation Agreements See
                     Exhibits 10.4(a) and 10.4(b)


3.1  Amended and Restated Articles of Incorporation

4.1  Mutual Undertaking Agreement

10.1 Facilities Administrative and Operating Services Agreement
10.2 Mutual Undertaking Agreement
10.3 Agreement to Assume Debt and Release, Waiver and Novation
10.4(a)   Assignment Assumption and Confirmation Agreement
10.4(b)   Assignment Assumption and Confirmation Agreement
10.5 Form of Indemnification Agreement

14   SH Celera Capital Corporation Code of Ethics



Incorporated by Reference

Form 10-KSB Annual Report     Explanatory Note, Organization and Business-Our
for the year ended            Prior Business, Executive Compensation
December 31, 2005,
filed with the                Recent Sale of Unregistered Securities
Securities and Exchange
Commission on March 30, 2006. Organization and Business-Our Prior Business


Form 10-QSB Quarterly Report Explanatory Note, Organization and Business-Our filed with the Securities and Prior Business, Executive Compensation. Exchange Commission
on May 12, 2006.              Recent Sale of Unregistered Securities

                              Organization and Business-Our Prior Business


Form 10-QSB Quarterly Report Explanatory Note, Organization and Business-Our filed with the Securities and Prior Business, Executive Compensation. Exchange Commission on August
1, 2006.                      Recent Sale of Unregistered Securities

                              Organization and Business-Our Prior Business


Form 8-K Current Report filed Item 5.01 Changes in Control of Registrant,
with the Securities and       Organization and Business-Our Prior Business
Exchange Commission
February 28, 2005.


Form 8-K Current Report filed Item 1.01 Entry Into a Material Definitive
with the Securities and       Agreement.
Exchange Commission on
June 26, 2006.                Organization and Business-Our Prior Business



Form 8-K Current Report filed Explanatory Note, Organization and Business-Our
with the Securities and       Prior Business.
Exchange Commission on
July 7, 2006.                 Executive Compensation. Recent Sale of
                              Unregistered Securities.

                              Organization and Business-Our Prior Business


Form 8-K Current Report Filed Explanatory Note, Organization and Business-Our
with the Securities and       Prior Business, Executive Compensation.  Recent
Exchange Commission on        Sale of Unregistered Securities.
August 9, 2006                Organization and Business-Our Prior Business


Proxy Statement pursuant to   Item 1.01 Entry Into a Material Definitive
Section 14(a) of the Exchange Agreement, Item 5.03 Amendments to Articles of
Act Filed with the SEC        Incorporation Bylaws, change of Fiscal Year
August 21, 2003.


Exhibit 4 Code of Ethics to   Directors, Executive Officers, Promoters, and
Form 10-KSB Annual Report for Control persons; compliance with Section 16(a)
the year ended December 31,   of the Exchange Act.
2003 filed with the
Securities and Exchange
Commission on April
24, 2004.


                            SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 8/15/2006                    G/O Business Solutions, Inc.


                                   X /s/Brian Rodriguez
                                   Brian Rodriguez, President